UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of the

Securities Exchange Act of 1934

(Amendment No.      )

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U-Store-It Trust

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6745 Engle Road

Suite 300

Cleveland, OH 44130

NOTICE OF ANNUAL MEETING OF SHAREHOLDERS

To Be Held on May 8, 2007

Dear Shareholder:

You are cordially invited to attend our 2007 annual meeting of shareholders to be held on Tuesday, May 8, 2007, at 8:00 a.m., Eastern Daylight Savings time, at the

Renaissance Cleveland Hotel

24 Public Square

Cleveland, Ohio 44113

for the following purposes:

1. To elect seven trustees to serve one-year terms expiring in 2008 or until their successors are duly elected and qualify;

2. To approve the adoption of the U-Store-It Trust 2007 Equity Incentive Plan; and

3. To transact such other business as may properly come before the meeting or any adjournment or postponement of the meeting.

Only shareholders of record at the close of business on March 26, 2007 will be entitled to notice of and to vote at the meeting.

YOUR VOTE IS IMPORTANT. WHETHER OR NOT YOU PLAN TO ATTEND THE MEETING, YOU ARE URGED TO COMPLETE, DATE AND SIGN THE ACCOMPANYING PROXY CARD AND RETURN IT PROMPTLY IN THE POSTAGE-PAID ENVELOPE PROVIDED. IF YOU ATTEND THE MEETING, YOU MAY WITHDRAW YOUR PROXY AND VOTE IN PERSON, IF YOU DESIRE.

By Order of the Board of Trustees

KATHLEEN A. WEIGAND

Secretary

Cleveland, Ohio

April 4, 2007

6745 Engle Road

Suite 300

Cleveland, OH 44130

PROXY STATEMENT

FOR THE ANNUAL MEETING

OF SHAREHOLDERS

ABOUT THE MEETING

Why am I receiving this proxy statement?

This proxy statement contains information related to the solicitation of proxies for use at our 2007 annual meeting of shareholders, to be held at 8:00 a.m., Eastern Daylight Savings time, on Tuesday, May 8, 2007 at the Renaissance Cleveland Hotel, 24 Public Square, Cleveland, Ohio 44113, for the purposes stated in the accompanying Notice of Annual Meeting of Shareholders. This solicitation is made by U-Store-It Trust on behalf of our Board of Trustees. “We,” “our,” “us” and the “Company” refer to U-Store-It Trust, a Maryland real estate investment trust. This proxy statement, the enclosed proxy card and our 2006 Annual Report to Shareholders are first being mailed to shareholders beginning on or about April 4, 2007.

Who is entitled to vote at the annual meeting?

Only holders of record of our common shares at the close of business on March 26, 2007, the record date for the annual meeting, are entitled to receive notice of and to vote at the meeting or any adjournment or postponement of the annual meeting. Our common shares constitute the only class of securities entitled to vote at the meeting.

What are the voting rights of shareholders?

Each common share outstanding on the record date entitles its holder to cast one vote on each matter to be voted upon.

Who can attend the annual meeting?

All holders of our common shares at the close of business on March 26, 2007, the record date for the annual meeting, or their duly appointed proxies, are authorized to attend the annual meeting. If you attend the meeting, you may be asked to present valid picture identification, such as a driver’s license or passport, before being admitted. Cameras, recording devices, and other electronic devices will not be permitted at the meeting.

Please also note that if you hold your shares in “street name” (that is, through a bank, broker or other nominee), you will need to bring a copy of the brokerage statement reflecting your stock ownership as of March 26, 2007, or a legal proxy from your bank or broker.

What will constitute a quorum at the annual meeting?

The presence at the meeting, in person or by proxy, of the holders of a majority of the common shares outstanding at the close of business on March 26, 2007 will constitute a quorum, permitting the shareholders to conduct business at the meeting. We will include abstentions and broker non-votes in the calculation of the number of shares considered to be present at the meeting for purposes of determining the presence of a quorum at the meeting. A broker non-vote occurs when a nominee holding shares for a beneficial owner has not received instructions from the beneficial owner and does not have discretionary authority to vote the shares.

As of the record date, there were 57,408,819 common shares outstanding.

How do I vote my shares that are held by my bank or broker?

If your shares are held by a bank or broker, you should follow the instructions provided to you by the bank or broker. Although most banks and brokers now offer voting by mail, telephone and on the Internet, availability and specific procedures will depend on their voting arrangements.

How do I vote?

You or your duly authorized agent may vote by completing and returning the accompanying proxy card or you may attend the meeting and vote in person.

How are proxy card votes counted?

If the accompanying proxy card is properly signed and returned to us, and not revoked, it will be voted as directed by you. Unless contrary instructions are given, the persons designated as proxy holders on the proxy card will vote “FOR” the election of all nominees for our Board of Trustees named in this proxy statement, “FOR” the adoption of the U-Store-It Trust 2007 Equity Incentive Plan and, as recommended by our Board of Trustees with regard to any other matters which properly come before the annual meeting, or, if no such recommendation is given, the persons designated as proxy holders on the proxy card will vote in their own discretion.

May I change my vote after I return my proxy card?

Yes. You may revoke a previously granted proxy at any time before it is exercised by submitting to our Secretary a notice of revocation or a duly executed proxy bearing a later date, or by attending the meeting and voting in person.

Who pays the costs of soliciting proxies?

We will pay the costs of soliciting proxies. We have hired Georgeson Inc. to serve as proxy solicitors for us at a cost of $7,500. In addition to soliciting proxies by mail, our officers, trustees and other employees, without additional compensation, may solicit proxies personally or by other appropriate means. It is anticipated that banks, brokers, fiduciaries, custodians and nominees will forward proxy soliciting materials to their principals, and that we will reimburse such persons’ out-of-pocket expenses.

How can I find out the results of the voting at the annual meeting?

Preliminary voting results will be announced at the annual meeting. Final results will be published in the Company’s quarterly report on Form 10-Q for the second quarter of 2007.

How can I obtain the Company’s Annual Report on Form 10-K?

A shareholders’ letter and a copy of our Annual Report to Shareholders and Form 10-K for the fiscal year ended December 31, 2006, which together constitutes our 2006 Annual Report to Shareholders, is being mailed along with this proxy statement. Our 2006 Annual Report is not incorporated into this proxy statement and shall not be considered proxy solicitation material.

If you wish to have an additional copy of our Annual Report on Form 10-K for the fiscal year ended December 31, 2006, as well as a copy of any exhibit specifically requested, we will mail these documents to you without charge. Requests should be sent to: The Secretary of the Company, U-Store-It Trust, 6745 Engle Road, Suite 300, Cleveland, Ohio 44130. A copy of our Annual Report on Form 10-K also has been filed with the SEC and may be accessed from the SEC’s homepage (www.sec.gov).

Who should I contact if I have any questions?

If you have any questions about the annual meeting, these proxy materials or your ownership of our common shares, please contact our Secretary at (440) 234-0700 or by fax at (440) 234-8766.

PROPOSAL 1: ELECTION OF TRUSTEES

Our Board of Trustees is currently comprised of seven trustees, each of whose term expires at the 2007 annual meeting. The nominees, all of whom are currently serving as trustees of the Company, have been recommended for re-election to our Board of Trustees by our Corporate Governance and Nominating Committee. Our Board of Trustees recommends that our shareholders vote in favor of the re-election of each of the seven nominees to serve as trustees for one-year terms until the 2008 annual meeting of shareholders or until their successors are duly elected and qualify. Based on its review of the relationships between the trustee nominees and the Company, the Board of Trustees has affirmatively determined that if these nominees are elected, six of the seven trustees serving on the Board of Trustees—Thomas A. Commes, John C. Dannemiller, William M. Diefenderfer III, Harold S. Haller, Marianne M. Keler and David J. LaRue, will be “independent” trustees under the rules of the New York Stock Exchange, or NYSE.

The Board of Trustees knows of no reason why any nominee would be unable to serve as a trustee. If any nominee is unavailable for election or service, the Board of Trustees may designate a substitute nominee and the persons designated as proxy holders on the proxy card will vote for the substitute nominee recommended by the Board of Trustees, or the Board of Trustees may decrease the size of our Board of Trustees, as permitted by our bylaws. Each nominee has consented to be named in this proxy statement and has agreed to serve if elected.

Nominees for Election for a One-Year Term Expiring at the 2008 Annual Meeting

The following table sets forth the name and age of each nominee for trustee, as well as all positions and offices each currently holds with us.

Name	Age	Position

William M. Diefenderfer III	61	Chairman of the Board
Thomas A. Commes	64	Trustee
John C. (Jack) Dannemiller	68	Trustee
Harold S. Haller	68	Trustee
Dean Jernigan	61	President and Chief Executive Officer; Trustee
Marianne M. Keler	52	Trustee
David J. LaRue	45	Trustee

Set forth below are descriptions of the backgrounds and principal occupations of each of our trustees, and the period during which he or she has served as a trustee.

William M. Diefenderfer III has served as our Chairman of the Board since February 2007 and as a trustee since our initial public offering in October 2004. Mr. Diefenderfer has been a partner in the law firm of Diefenderfer, Hoover, Boyle & Wood since 1991. He served as Chief Executive Officer and President of Enumerate Solutions Inc., a privately-owned technology company that he co-founded, from 2000 to 2002. From 1992 to 1996, Mr. Diefenderfer served as Treasurer and Chief Financial Officer of Icarus Aircraft, Inc., a privately-owned aviation technology company. Mr. Diefenderfer served a two-year term on the Public Company Accounting Oversight Board’s Standing Advisory Group from 2004 through 2005. In October 2006, he accepted appointment to the Commission on the Future of American Veterans, the purpose of which is to formulate a clear plan to guide the U.S. Department of Veteran’s Affairs for the next twenty years. Mr. Diefenderfer serves as Vice-Chairman of the Board of Directors of Enumerate Solutions Inc., as well as chairman of its Audit Committee. He currently serves on the board of SLM Corporation, a publicly-traded company more commonly known as Sallie Mae, a leading provider of student loans and administrator of college savings plans. He chairs SLM’s Audit Committee and is a member of its Nomination and Governance Committee and its Executive Committee. Mr. Diefenderfer has served on two special committees of independent directors, chairing one.

Thomas A. Commes has served as a trustee since our initial public offering in October 2004. Mr. Commes served as the President and Chief Operating Officer of The Sherwin-Williams Company, a manufacturer, distributor, and retailer of paints and painting supplies, from 1986 to 1999. He also served as a member of the Board of Directors of The Sherwin-Williams Company from 1980 to 1999. Mr. Commes currently serves on the boards of Agilysys, Inc., a publicly-traded distributor and reseller of computer technology solutions; Applied Industrial Technologies, Inc., a publicly-traded distributor of industrial, fluid power and engineered products and systems; and Pella Corporation, a privately-owned company that is a leading manufacturer of windows, entry door systems, storm doors and patio doors; and serves as the chairman of the Audit Committee of all three companies. Mr. Commes also serves as a trustee for and is on the Executive, Audit, Compensation and Conflict of Interest Committees and is Chairman of the Investment, Finance and Budget Committee of The Cleveland Clinic Foundation. Mr. Commes is a former Certified Public Accountant.

John C. (Jack) Dannemiller has served as a trustee since our initial public offering in October 2004. From 1992 to 2000, Mr. Dannemiller served as the Chairman of the Board of Directors and Chief Executive Officer of Applied Industrial Technologies, Inc., a publicly-traded distributor of industrial, fluid power and engineered products and systems. He served as President of Applied Industrial Technologies, Inc. from 1996 to 1999, as Executive Vice President and Chief Operating Officer from 1988 to 1992, and served as a member of its Board of Directors from 1985 to 2000 (including his tenure as Chairman). Prior to joining Applied Industrial Technologies, Inc., he served as President and Chief Operating Officer of Leaseway Transportation, a privately-owned motor vehicle transportation company. Mr. Dannemiller currently serves on the board and the Compensation, Governance, Nominating and Audit Committees of The Lamson & Sessions Co., a publicly-traded company that produces thermoplastic products, and also serves on the boards of The Cleveland Clinic Foundation, Cleveland Clinic Western Region and Fairview Lutheran Foundation.

Harold S. Haller, Ph.D. has served as a trustee since our initial public offering in October 2004. Dr. Haller has been a management consultant since 1967. He formed Harold S. Haller & Company in 1983 to help management of companies improve quality and productivity in production, marketing, business administration and research and development. Dr. Haller is also a lecturer and a writer of technical papers within his field. He has been an adjunct professor at Case Western Reserve University for 21 years and is currently the Director of the Case Statistical Consulting Center. Dr. Haller worked closely with Dr. W.E. Deming in Dr. Deming’s four-day management seminars from 1985 until Dr. Deming’s death in 1993. Dr. Haller is the principal consultant for Real World Quality System’s NASA projects.

Dean Jernigan has been Chief Executive Officer and President of the Company since April 2006, and also has served as a member of our Board of Trustees since that time. Mr. Jernigan served as President of Jernigan Property Group, LLC (“Jernigan Property”), a Memphis-based company that owns and operates self storage facilities in the United States, from 2004 to April 2006. From 2002 to 2004, Mr. Jernigan was a private investor. From 1984 to 2002, he was Chairman of the Board and Chief Executive Officer of Storage USA, Inc., which was a publicly-traded self-storage real estate investment trust, or REIT, from 1994 to 2002. Mr. Jernigan served as a member of the National Association of Real Estate Investment Trusts’ Board of Governors from 1995 to 2002, and as a member of its Executive Committee from 1998 to 2002. Mr. Jernigan currently serves on the board of Thomas & Betts, Inc., a publicly-traded electrical components and equipment company.

Marianne M. Keler was recommended to the Corporate Governance and Nominating Committee by one of our non-management trustees, and she was appointed by the Board of Trustees on March 22, 2007. From 1985 to February 2006, Ms. Keler served in various positions with SLM Corporation, a publicly-traded company more commonly known as Sallie Mae. From 2005 to 2006, she served as Executive Vice President, Corporate Strategy, Consumer Lending and Administration, where she led several business lines, including SLM Financial. From 2001 to 2004, she was Executive Vice President and General Counsel for SLM. In addition, she led several other corporate staff areas, including Government Relations, Corporate Development and Human Resources.

David J. LaRue has served as a trustee since our initial public offering in October 2004. Mr. LaRue has been President and Chief Operating Officer of Forest City Commercial Group, the largest strategic business unit of Forest City Enterprises, Inc., a publicly-traded real estate company, since 2003. Mr. LaRue is responsible for the execution of operating and development plans within the Commercial Group, which owns, develops, acquires and manages retail, office, hotel and mixed-use projects throughout the United States. Mr. LaRue served as Executive Vice President of Forest City Rental Properties from 1997 to 2003. Mr. LaRue has been with Forest City since 1986. Forest City is a partner in the entity that owns Emerald Corporate Park, a real estate asset in which Robert J. Amsdell and Barry L. Amsdell own an interest. Prior to joining Forest City in 1986, he was a financial analyst for The Sherwin-Williams Company. Additionally, Mr. LaRue is involved as a board member of the following non-profit entities: the Greater Cleveland Sports Commission, the Friends of the Cleveland School of the Arts and Cleveland Leadership Center.

Vote Required and Recommendation of Our Board of Trustees

The affirmative vote of a plurality of all the votes cast at the annual meeting is necessary for the election of a trustee. Therefore, the seven individuals with the highest number of affirmative votes will be elected to the seven trusteeships. For purposes of the election of trustees, abstentions and other shares not voted (whether by broker non-vote or otherwise) will not be counted as votes cast and will have no effect on the result of the vote.

OUR BOARD OF TRUSTEES RECOMMENDS A VOTE “FOR” EACH OF THE NOMINEES SET FORTH ABOVE.

CORPORATE GOVERNANCE

Committee Charters and Corporate Governance Documents

Our Board of Trustees maintains written charters for all Board committees. In addition, our Board of Trustees has adopted a written set of corporate governance guidelines, a Code of Business Conduct and Ethics and a Code of Ethics for Principal Executive Officer and Senior Financial Officers. To view our committee charters, corporate governance guidelines, Code of Business Conduct and Ethics and Code of Ethics for Principal Executive Officer and Senior Financial Officers, please visit our website at www.u-store-it.com. Each of these documents is also available in print, free of charge, to any shareholder who sends a written request to such effect to Investor Relations, U-Store-It Trust, 6745 Engle Road, Suite 300, Cleveland, Ohio 44130.

Independence of Trustees

NYSE listing standards require NYSE-listed companies to have a majority of independent board members and nominating/corporate governance, compensation and audit committees, each comprised solely of independent trustees. Under the NYSE listing standards, in order for a trustee to qualify as “independent,” our Board of Trustees must affirmatively determine that the trustee has no material relationship with the Company (either directly or as a partner, shareholder or officer of an organization that has a relationship with the Company). In addition, the NYSE listing standards include the following further restrictions regarding trustee independence:

•	a trustee who is an employee, or whose immediate family member is an executive officer, of the Company is not independent until three years after the end of such employment relationship;

•

a trustee who has received, or has an immediate family member who has received, during any twelve-month period within the last three years, more than $100,000 in direct compensation from the Company, other than trustee and committee fees and pension or other forms of deferred compensation for prior service (provided such compensation is not contingent in any way on continued service), is not independent;

•     (a)    a trustee who is, or whose immediate family member is, a current partner of a firm that is the Company’s internal or external auditor is not independent;

(b)	a trustee who is a current employee of such a firm is not independent;

(c)	a trustee who has an immediate family member who is a current employee of such a firm and who participates in the firm’s audit, assurance or tax compliance (but not tax planning) practice is not independent; and

(d)	a trustee who was, or whose immediate family member was, within the last three years (but is no longer) a partner or employee of such a firm and personally worked on the Company’s audit within that time is not independent;

•

a trustee who is employed, or whose immediate family member is employed, as an executive officer of another company where any of the Company’s present executive officers at the same time serve or served on the other company’s compensation committee is not independent until three years after the end of such service or employment relationship; and

•

a trustee who is an employee, or whose immediate family member is an executive officer, of another company that has made payments to, or received payments from, the listed company for property or services in an amount which, in any of the last three fiscal years, exceeds the greater of $1 million, or 2 percent of such other company’s consolidated gross revenues, is not independent.

For these purposes, an “immediate family” member includes a trustee’s spouse, parents, children, siblings, mother and father-in-law, sons and daughters-in-law, brothers and sisters-in-law, and anyone (other than domestic employees) who shares the trustee’s home.

Our Board of Trustees evaluated the status of each trustee and has affirmatively determined, after broadly considering all facts and circumstances, that each of Messrs. Commes, Dannemiller, Diefenderfer, Haller, LaRue and Ms. Keler is “independent,” as such term is defined in the NYSE’s listing standards because each has no known relationship (material or otherwise) with us. Mr. Jernigan is not independent as he is our employee. Robert J. Amsdell, our former Chairman of the Board of Trustees, was not independent as he was a former employee and is the father of Todd C. Amsdell, a former executive officer of the Company, and Barry L. Amsdell was not independent as he is Robert J. Amsdell’s brother.

In making the foregoing determination, the Board of Trustees was aware that David J. LaRue is the President and Chief Operating Officer of Forest City Commercial Group, which is a partner in the entity that owns Emerald Corporate Park, a real estate asset in which former trustees Robert J. Amsdell and Barry L. Amsdell own an interest. The Board determined that this does not constitute a relationship, material or otherwise, between us and Mr. LaRue, because we are not a party to this arrangement and the arrangement is not material to any of these parties.

Communications with the Board

You as a shareholder, and other interested parties, may communicate with the Board of Trustees by communicating directly with the Chairman of the Board. Please send any correspondence you may have in writing to the “Chairman of the Board” c/o Secretary of U-Store-It Trust, 6745 Engle Road, Suite 300, Cleveland, Ohio 44130, who will then directly forward your unopened correspondence to the Chairman of the Board. The Chairman of the Board will decide what action should be taken with respect to the communication, including whether such communication should be reported to the Board of Trustees.

MEETINGS AND COMMITTEES OF THE BOARD OF TRUSTEES

Board of Trustees Meetings

During 2006, the Board of Trustees met 16 times, including telephonic meetings. Each trustee is expected to attend, in person or by telephone, all Board meetings and meetings of committees on which he or she serves. Each trustee attended at least 75 percent of the Board and committee meetings on which he or she served. Pursuant to our corporate governance guidelines, all of our trustees are expected to attend our annual meetings of shareholders. Last year, all of our trustees attended the annual meeting of shareholders, except Barry L. Amsdell, who could not attend due to a previous commitment.

Executive Sessions of Independent Trustees

Pursuant to our corporate governance guidelines and the NYSE listing standards, in order to promote open discussion among independent trustees, our Board of Trustees devote a portion of each regularly scheduled Board meeting to sessions of independent trustees without management participation. The Chairman of the Board presides over these sessions.

Board Committees

The Board of Trustees has a standing Audit Committee, Compensation Committee and Corporate Governance and Nominating Committee. All members of these committees are “independent” of us as that term is defined in the NYSE listing standards.

The table below provides current membership information for each of the Board committees:

Name	Audit	Compensation	Corporate Governance and Nominating

Thomas A. Commes	✓	Chairman
John C. Dannemiller		✓	Chairman
William M. Diefenderfer III *	✓
Harold S. Haller		✓	✓
Marianne M. Keler
David J. LaRue *	Chairman		✓
Number of Meetings in 2006	8	4	9

*	During 2006, Mr. Diefenderfer served as the Chairman of the Audit Committee. In February 2007, Mr. LaRue was appointed Chairman of the Audit Committee to succeed Mr. Diefenderfer who now serves as our Chairman of the Board.

Audit Committee

The principal purpose of the Audit Committee is to assist the Board of Trustees in the oversight of:

•	the integrity of our financial statements;

•	our compliance with legal and regulatory requirements;

•	the qualification and independence of our independent auditor; and

•	the performance of our internal audit function and independent auditor.

The Audit Committee is directly responsible for the appointment, compensation, retention and oversight of the work of our independent auditor and is also responsible for reviewing with our independent auditor any audit problems or difficulties they have encountered in the course of their audit. The Audit Committee is also charged with the tasks of reviewing our financial statements, any financial reporting issues and the adequacy of internal control with management and our independent auditor.

Our Audit Committee’s written charter requires that all members of the committee meet the independence, experience, financial literacy and expertise requirements of the NYSE, the Sarbanes-Oxley Act of 2002, the Securities Exchange Act of 1934, as amended, or Exchange Act, and applicable rules and regulations of the Securities and Exchange Commission, or SEC, all as in effect from time to time. All of the members of the Audit Committee meet the foregoing requirements. The Board of Trustees has determined that William M. Diefenderfer III and Thomas A. Commes are “audit committee financial experts” as defined by the rules and regulations of the SEC.

Compensation Committee

The principal purposes of the Compensation Committee are to:

•

review and approve our corporate goals and objectives with respect to the compensation of our Chief Executive Officer, evaluate the Chief Executive Officer’s performance in light of those goals and objectives, and determine and approve, either as a committee or with our other independent trustees, the appropriate level and structure of the Chief Executive Officer’s compensation;

•	determine and approve, either as a committee or together with our other independent trustees, the compensation of the other executive officers;

•	make recommendations to the Board of Trustees regarding compensation of trustees; and

•	recommend, implement and administer our incentive and equity-based compensation plans.

In carrying out its duties, the Compensation Committee has sole authority, pursuant to its charter, to retain advisors, including compensation consultants to advise the Compensation Committee on executive compensation matters. In August 2006, the Compensation Committee engaged Towers Perrin, an outside compensation consultant, to review and redesign our executive compensation and trustee compensation programs. The Compensation Committee periodically reviews total fees paid to outside consultants that it retains to assure that the consultant maintains its objectivity and independence when rendering advice to the Compensation Committee. The Compensation Committee also has authority to delegate to one or more subcommittees as it deems necessary and appropriate.

The Chairman of the Compensation Committee sets the agenda for its meetings in consultation with our Secretary. Our Chief Executive Officer regularly attends meetings of the Compensation Committee and makes recommendations with respect to compensation of executive officers who report directly to him. The Board of Trustees, on the recommendation of the Compensation Committee, has authority to approve grants of equity-based awards to our trustees, executive officers and employees. The Board of Trustees has delegated to our Chief Executive Officer the authority to make one-time grants of equity-based awards to non-executive new hires in an amount not to exceed the equivalent of $100,000, and the Chief Executive Officer must make regular reports to the Compensation Committee of grants that are made pursuant to this authority. The Board of Trustees has not delegated authority with respect to executive or trustee compensation to any other group or person.

Compensation Committee Interlocks and Insider Participation

During 2006, the Compensation Committee was comprised of Messrs. Commes, Dannemiller and Haller, each of whom is an independent trustee. None of these trustees were, or ever have been, employees of U-Store-It Trust or any of our subsidiaries. None of our executive officers serve as a member of the compensation committee of any other company that has an executive officer serving as a member of our Board of Trustees. None of our executive officers serve as a member of the board of directors of any other company that has an executive officer serving as a member of our Board’s Compensation Committee.

Corporate Governance and Nominating Committee

The principal purposes of the Corporate Governance and Nominating Committee are to:

•	identify individuals that are qualified to serve as trustees;

•

recommend such individuals to the Board of Trustees, either to fill vacancies that occur on the Board of Trustees from time to time or in connection with the selection of trustee nominees for each annual meeting of shareholders;

•	periodically assess the size of the Board of Trustees to ensure it can effectively carry out its obligations;

•	develop, recommend, implement and monitor our corporate governance guidelines and our codes of business conduct and ethics;

•	review any related party transactions and procedures for evaluating and approving such transactions;

•	oversee the evaluation of the Board of Trustees and management; and

•	ensure that we are in compliance with all NYSE corporate governance listing requirements.

The Board of Trustees has adopted a policy to be used for considering potential trustee candidates to continue to ensure that our Board of Trustees consists of a diversified group of qualified individuals that function effectively as a group. The policy provides that qualifications and credentials for consideration as a trustee nominee may vary according to the particular areas of expertise being sought as a complement to the existing composition of the Board of Trustees. However, at a minimum, candidates for trustee must possess:

•	high integrity;

•	an ability to exercise sound judgment;

•	an ability to make independent analytical inquiries;

•	a willingness and ability to devote adequate time and resources to diligently perform Board duties; and

•	a reputation, both personal and professional, consistent with the image and reputation of the Company.

In addition to the aforementioned minimum qualifications, the Corporate Governance and Nominating Committee also believes that there are other qualities and skills that, while not a prerequisite for nomination, should be taken into account when considering whether to recommend a particular person. These factors include:

•	whether the person possesses specific real estate expertise and familiarity with general issues affecting our business;

•	whether the person’s nomination and election would enable the Board of Trustees to have a member that qualifies as an “audit committee financial expert” as such term is defined by the SEC;

•	whether the person would qualify as an “independent” trustee under the NYSE listing standards and our corporate governance guidelines;

•	the importance of continuity of the existing composition of the Board of Trustees; and

•	the importance of a diversified Board membership, in terms of both the individuals involved and their various experiences and areas of expertise.

The Corporate Governance and Nominating Committee will seek to identify trustee candidates based on input provided by a number of sources, including (a) Corporate Governance and Nominating Committee members, (b) other members of the Board of Trustees and (c) our shareholders. The Corporate Governance and Nominating Committee also has the authority to consult with or retain advisors or search firms to assist in the identification of qualified trustee candidates; however, the Corporate Governance and Nominating Committee does not retain a search firm, nor do we pay a fee to any other third party, to locate qualified trustee candidates.

As part of the identification process, the Corporate Governance and Nominating Committee determines the optimal size of the Board, assessing the future needs based on anticipated trustee vacancies and willingness of existing trustees to continue to serve as trustees if re-nominated. The Corporate Governance and Nominating Committee also identifies gaps in the Board that new trustees could fill, including chief executive or senior financial officers, functional knowledge areas, and operating experience. Once a trustee candidate has been identified, the Corporate Governance and Nominating Committee will evaluate the candidate in light of his or her qualifications and credentials, and any additional factors that it deems necessary or appropriate. Existing trustees who are being considered for re-nomination will be re-evaluated as part of the Corporate Governance and Nominating Committee’s process of recommending trustee candidates. The Corporate Governance and Nominating Committee will consider all persons recommended by shareholders in the same manner as all other trustee candidates provided that such recommendations are submitted in accordance with the procedures set forth in our bylaws.

After completing the identification and evaluation process described above, the Corporate Governance and Nominating Committee will recommend to the Board of Trustees the nomination of a number of candidates equal to the number of trustees whose terms expire at the annual meeting of shareholders. The Board of Trustees will then select the trustee nominees for shareholders to consider and vote upon at the annual meeting of shareholders.

For nominations for election to the Board of Trustees or other business to be properly brought before an annual meeting by a shareholder, the shareholder must comply with the advance notice provisions and other requirements of Article II, Section 12 of our bylaws. These notice provisions require that nominations for trustees must be received no more than 120 days and no less than 90 days before the first anniversary of the date of mailing of the notice for the preceding year’s annual meeting. In the event that the date of the mailing of the notice for the annual meeting is advanced or delayed by more than 30 days from the first anniversary of the date of the mailing of the notice for the preceding year’s annual meeting, notice by the shareholder to be timely must be so delivered not earlier than the close of business on the 120th day prior to the date of mailing of the notice for such annual meeting and not later than the close of business on the later of the 90th day prior to the date of mailing of the notice for such annual meeting or the 10th day following the day on which public announcement of the date of mailing of the notice for such meeting is first made by us. Such shareholder’s notice must set forth:

•

as to each person whom the shareholder proposes to nominate for election or reelection as a trustee (1) the name, age, business address and residence address of such person, (2) the class and number of shares of beneficial interest of U-Store-It Trust that are beneficially owned or owned of record by such person, and (3) all other information relating to such person that is required to be disclosed in solicitations of proxies for election of trustees in an election contest (even if an election contest is not involved), or is otherwise required, in each case pursuant to Regulation 14A (or any successor provision) under the Exchange Act (including such person’s written consent to being named in the proxy statement as a nominee and to serving as a trustee if elected);

•

as to any other business that the shareholder proposes to bring before the meeting, a description in reasonable detail of the business desired to be brought before the meeting, the reasons for conducting such business at the meeting and any material interest in such business of such shareholder (including any anticipated benefit to the shareholder therefrom) and of each beneficial owner, if any, on whose behalf the proposal is made; and

•

as to the shareholder giving the notice and each beneficial owner, if any, on whose behalf the nomination or proposal is made, (1) the name and address of such shareholder, as they appear on our share ledger and current name and address, if different, of such beneficial owner, and (2) the class and number of shares of each class of beneficial interest of U-Store-It Trust which are owned beneficially and of record by such shareholder and owned beneficially by such beneficial owner.

EXECUTIVE OFFICERS

The following table sets forth information concerning each of our executive officers. Executive officers are elected by and serve at the discretion of our Board of Trustees.

Name	Age	Position
Dean Jernigan	61	President and Chief Executive Officer
Christopher P. Marr	42	Chief Financial Officer; Treasurer
Kathleen A. Weigand	48	Executive Vice President, General Counsel and Secretary
Stephen R. Nichols	56	Senior Vice President, Operations
Timothy M. Martin	36	Senior Vice President and Chief Accounting Officer

Set forth below are descriptions of the backgrounds of each of our executive officers, other than Dean Jernigan, whose background is described above under “Election of Trustees — Nominees for Election for a One-Year Term Expiring at the 2008 Annual Meeting.”

Christopher P. Marr has been Chief Financial Officer of the Company since June 2006. Mr. Marr was Senior Vice President and Chief Financial Officer of Brandywine Realty Trust, a publicly-traded office REIT, from August 2002 to June 2006. Prior to joining Brandywine Realty Trust, Mr. Marr served as Chief Financial Officer of Storage USA, Inc., a publicly-traded self-storage REIT, from 1998 to 2002.

Kathleen A. Weigand has served as Executive Vice President and Secretary since February 2006 and General Counsel since January 2006. Mrs. Weigand served as Deputy General Counsel and Assistant Secretary of Eaton Corporation, a publicly-traded global manufacturing company, from 2003 to 2005 and as Vice President, Assistant General Counsel and Assistant Secretary of TRW Inc., a publicly-traded space, defense, and automotive supply company, from 1999 to 2003. Mrs. Weigand is a Certified Public Accountant and was an audit manager of KPMG from 1979 to 1984.

Stephen R. Nichols has served as Senior Vice President, Operations since July 2006. Mr. Nichols served as Vice President, Operations of Extra Space Storage Inc., a publicly-traded self-storage REIT, from July 2005 to July 2006. Mr. Nichols was employed by Storage USA, Inc., as Senior Vice President of Operations, from 1995 until its sale to Extra Space in 2005.

Timothy M. Martin has served as Senior Vice President and Chief Accounting Officer of the Company since December 2006. He previously served as Vice President, Finance and Treasurer of Brandywine Realty Trust since January 2006, as Brandywine’s Principal Financial Officer since May 2006, and in other roles including Vice President and Chief Accounting Officer since 1997. Prior to joining Brandywine, Mr. Martin served as a member of the audit staff of Arthur Andersen, LLP’s Philadelphia office, specializing in real estate.

COMPENSATION COMMITTEE REPORT

The Compensation Committee reviewed and discussed with management the Compensation Discussion and Analysis contained in this proxy statement. Based on the Compensation Committee’s review of, and discussions with management with respect to, the Compensation Discussion and Analysis, the Compensation Committee recommended to the Board of Trustees that the Compensation Discussion and Analysis be included in this proxy statement for filing with the SEC.

Respectfully submitted,

The Compensation Committee

of the Board of Trustees

Thomas A. Commes (Chairman)

John C. Dannemiller

Harold S. Haller

COMPENSATION DISCUSSION AND ANALYSIS

The Compensation Committee determines the compensation for our executive officers, setting corporate goals and objectives with respect to executive compensation, evaluating performance against those goals and objectives, and determining the appropriate level and structure of executive compensation based on its evaluation. In carrying out these duties, the Compensation Committee considers, among other things, analyses from an outside compensation consultant it retains and recommendations from our Chief Executive Officer. Discussed below are our philosophy with respect to, and our objectives in setting, executive compensation. As a part of this discussion, we also outline the elements of compensation awarded to, earned by, or paid to the named executive officers during 2006.

Compensation Philosophy and Objectives

We desire to build and maintain a superior executive management team to forge our business strategy and lead us to profitable growth. We believe success in accomplishing these goals will, in part, depend on the effectiveness of our executive compensation programs, which are designed to compensate and reward executive officers for their personal contributions in the execution of our business strategy, and achievement of corporate goals and desired business results, as well as individual performance. Excellence in individual and corporate performance are our primary objectives, and tying a significant portion of overall executive compensation to the achievement of our corporate goals is our philosophy. The Compensation Committee believes that the most effective executive compensation programs are designed to reward the achievement of specific annual, long-term and strategic goals, which aligns executives’ interests with those of the shareholders by rewarding performance above established goals, with the ultimate objective of improving shareholder value.

In setting executive compensation for 2006, we endeavored to:

•	provide compensation that is sufficient to attract and retain the very best possible executive talent;

•	ensure that executive officers maintain an ongoing personal stake in the achievement of superior corporate performance; and

•	encourage executive officers to achieve superior individual performance.

2006 Executive Compensation

During 2006, we experienced a turnover in our executive management team, including our principal executive, financial and accounting officers. In addition, we recruited an in-house chief legal officer and senior operations officer. In building our executive management team, we strongly desired principal executive and financial officers having significant public company experience with a real estate investment trust, or REIT, and a chief legal officer with public company corporate securities experience. The transition to a new management team presented challenges in setting executive compensation that is equitable across the board. While the objectives for our executive compensation programs did not change, turnover necessitated a shift in the design of compensation awarded to the executive officers; this is evident in the level and structure of compensation set during the year.

Executive Compensation Elements, and Why and How We Chose Amounts for Each Element

The principal elements of 2006 executive compensation for the named executive officers consisted of base salary, annual incentive, and long-term incentives in the form of stock options, restricted shares, deferred shares and performance-based deferred shares. We determined the compensation elements employed and the amount and formula for each based in large part on the demands of the roles and responsibilities of the named executive officers, the competitive marketplace for executive talent to fulfill those roles and responsibilities, and the effectiveness of each element to achieve our objectives.

Base Salary.  We believe that current cash compensation in the form of base salaries is essential to our objective to attract and retain executive talent. In the fall of 2005, the Compensation Committee retained Schonbraun McCann Group, LLC, or Schonbraun, an outside compensation consultant, to advise it on 2006 base salaries and incentive programs for the named executive officers who were then in office (consisting of Robert J. Amsdell, Steven G. Osgood, Todd C. Amsdell, and Tedd D. Towsley). In setting base salaries for these executive officers, the Compensation Committee considered peer group analyses provided by Schonbraun, which comprised 18 other public company REITs, including: Alexandria Real Estate Equities, Inc.; Arden Realty Group, Inc.; Brandywine Realty Trust; Corporate Office Properties Trust Inc.; Equity One, Inc.; Extra Space Storage Inc.; Glimcher Realty Trust; Kilroy Realty Corporation; Kite Realty Group Trust; Lexington Corporate Properties Trust; Maguire Properties, Inc.; Pennsylvania Real Estate Investment Trust; Public Storage, Inc.; Saul Centers Inc.; Shurgard Storage Centers, Inc.; Sovran Self Storage, Inc.; Spirit Finance Corporation; and Tanger Factory Outlet Centers, Inc. On the basis of this information, Schonbraun determined that 2005 base salaries were below the average of the peer group and recommended increases in 2006 base salaries that would bring their base salaries in the middle of the peer group plus a forecasted increase of an additional 4 – 6 percent for 2006 salary levels over 2005 levels. The Compensation Committee considered Schonbraun’s recommendations and the recommendations of Robert J. Amsdell in setting base salaries for the executive officers then in office.

For the named executive officers who were elected subsequent to December 2005 (consisting of Dean Jernigan, Christopher P. Marr, Stephen R. Nichols and Kathleen A. Weigand), the Compensation Committee set base salaries at the time each officer was elected on the basis of the level and scope of each officer’s responsibilities, the level of base salaries for executive officers then in office, and recommendations from Robert J. Amsdell with respect to Mr. Jernigan and Mrs. Weigand, and from Mr. Jernigan with respect to Messrs. Marr and Nichols.

Annual Incentive. We believe that the appropriate level and structure of annual bonus is an important element of executive compensation to achieve our objectives of attracting and retaining executive talent, encouraging superior individual performance, and more importantly, achieving our corporate goals and objectives. In December 2005, the Compensation Committee established a challenging bonus structure to govern the 2006 bonuses for executive officers who were then in office. Eighty percent of 2006 bonuses was dependent upon the achievement of corporate performance goals and twenty percent was based upon individual performance. The corporate performance metrics were funds from operations, or FFO, and acquisitions growth, weighted at seventy and thirty percent, respectively. We chose to use FFO as a measure because we, like other REITs, typically use FFO to measure earnings. We chose to use acquisitions growth as a measure to drive achievement toward our corporate goal in 2006 to grow our property portfolio. The target levels for achieving FFO goals on the year ranged from FFO of $1.16 per share for threshold performance to FFO of $1.40 per share for superior performance. The target levels for achieving goals set for acquisitions growth ranged from $300 million for threshold performance to $550 million for superior performance. Bonus payouts ranged from forty percent (or fifty percent for Robert J. Amsdell who was Chief Executive Officer in December 2005) of annual base salary for threshold performance to one hundred and fifty percent (or two hundred and fifty percent for Robert J. Amsdell) of annual base salary for superior performance.

At the time of Mr. Jernigan’s election, the Compensation Committee did not establish a formal bonus program or amount for his performance in 2006, preferring instead to determine the amount of any bonus payment at or after the end of the year. For each of Messrs. Marr and Nichols and Mrs. Weigand, the Compensation Committee set bonus targets at the time of their election after considering recommendations from Mr. Jernigan with respect to

Messrs. Marr and Nichols, and from Robert J. Amsdell with respect to Mrs. Weigand. The target bonus for Mr. Nichols and Mrs. Weigand was set at forty percent of their respective base salary, consistent with the bonus targets set for executive officers who were in place in December 2005. The bonus target for Mr. Marr was set at 100 percent of the target bonus he had with his former employer. The target bonus for Mr. Nichols was prorated for the number of months he served as an executive officer during 2006.

In February 2007, the Compensation Committee approved at their discretion bonuses for Messrs. Jernigan, Marr, and Nichols and Mrs. Weigand based on (1) the Compensation Committee’s assessment of each officer’s performance in 2006; (2) consideration of recommendations made by Mr. Jernigan (except with respect to himself); and (3) the Compensation Committee’s analysis of competitive market data and total executive compensation utilizing tally sheets. Other factors the Compensation Committee considered are exceptional leadership provided by Mr. Jernigan throughout the year, particularly in recruiting a high quality executive management team; effective transition by each new member of the executive management team; improvements in operations and communications; significant enhancements to the Company’s financial reporting systems, including the conversion and implementation of Centershift STORE™, an automated rental management and point-of-sale software solution; and the executive management team’s efforts to remediate weaknesses in the Company’s internal controls over financial reporting.

Long-Term Incentive Compensation.  We believe that long-term incentive compensation is an important element in providing competitive compensation and, because such awards have a basis in our common shares, helps to ensure that executive officers maintain an ongoing personal stake in the achievement of superior corporate performance. In 2006, we did not grant long-term incentive awards to the executive officers who were in office at the beginning of the year as awards granted to them at the time of our IPO and again in December 2005 in connection with 2005 performance were sufficient for 2006. However, in order to attract a new executive management team, the Compensation Committee approved grants of long-term incentive awards in the form of stock options, restricted stock, deferred shares and performance-based deferred shares to the newly hired executive officers. The Compensation Committee determined the amount of long-term incentive awarded based on the level and scope of the officer’s responsibilities and in consideration of recommendations from Robert J. Amsdell with respect to the long-term incentive awards to Mr. Jernigan and Mrs. Weigand, and from Mr. Jernigan with respect to long-term incentive awards to Messrs. Marr and Nichols. For a description of each of these awards, including performance and vesting conditions, grant date and exercise price, if any, see the Grants of Equity-Based Awards table on page 17 of this proxy statement.

Other Benefits

Employment Agreements.  We have entered into employment agreements with each of our executive officers that provide for payments upon termination or a change in control. These payment provisions are designed to promote stability and continuity of senior management. Information regarding applicable payments under such employment agreements for the named executive officers is provided under the caption “Potential Payments Upon Termination or Change in Control” on page 19.

Deferred Compensation Benefits.  In December 2006, the Compensation Committee approved the U-Store-It Trust Executive Deferred Compensation Plan, which permits employees with the title of vice president or above, including the executive officers, to defer receipt of all or a portion of their salary and bonus and have that deferred compensation credited to accounts until distributed in accordance with the Plan and their elections. Under the Plan, we credit to each participant’s account a matching deferred compensation amount that is equal to the difference between the total matching contribution we would have made under our 401(k) plan without regard to the limits imposed by the Internal Revenue Code and the actual matching contribution that we make under the 401(k) plan. These matching contributions are not generally available to all of our employees.

Perquisites and Personal Benefits.  During 2006, we provided certain perquisites and other personal benefits to our executive officers that were not generally available to all employees. While these benefits were not tied to any formal performance criteria, they were intended to serve as part of a competitive total compensation program. These benefits included use of a Company car or a car allowance, executive medical coverage, personal use of electronic and communications devices (including telephone and facsimile) and Internet access, reimbursement for club membership dues and fees, personal use of an aircraft we leased from Aqua Sun Investments, L.L.C., an entity owned by Robert J. Amsdell and Barry L. Amsdell, and personal use of leased office space. In our effort to eliminate related party transactions, we allowed the aircraft lease agreement to terminate in the ordinary course on June 30, 2006. Also, as we believe that the provision of certain perquisites no longer serves our executive compensation objectives, we discontinued the practice of providing leased or chartered aircraft for personal use by our executive officers, and we eliminated reimbursement for club memberships and personal use of electronic and communications devices and Internet access.

Option Grant Policies and Practices

Since our IPO in October 2004, we have not had a policy or practice with respect to timing the grant of stock options or other equity-based awards prior to, in connection with or after the release of material non-public information. The Compensation Committee or the Board of Trustees approved equity-based awards to executive officers at the time that it set compensation for the next fiscal year, which occurred in December 2005 for 2006 compensation, or for newly hired executive officers and employees, effective as of their hire date.

Policy on Grant of Equity Awards.  In November 2006, the Board of Trustees formally adopted a Policy Statement on the Grant of Equity Awards to ensure compliance with securities, tax and accounting rules and regulations, and adherence to best corporate governance practices in granting equity-based compensation. This Policy provides that the Board of Trustees has sole authority to approve equity awards to our trustees and executive officers, upon recommendation from the Compensation Committee. The Policy further provides that the grant date shall be the date of the meeting at which the award is approved by the Board, except that, with respect to new hires, the date of the award shall be the later of the first date of employment of such person or the date approval for the grant is obtained from the Board. All equity awards granted by the Board shall be approved at a meeting and not by unanimous written consent. The exercise price of equity awards shall be the closing price for our common shares on the New York Stock Exchange on the date of grant. As a part of this Policy, the Board of Trustees delegated authority to Mr. Jernigan to make one-time grants of equity-based awards to non-executive new hires in an amount not to exceed the equivalent of $100,000, and Mr. Jernigan must make regular reports to the Compensation Committee regarding awards granted pursuant to this authority. We believe this delegation of authority facilitates improved efficiency in recruiting key new non-executive employees.

Share Ownership Guidelines

Consistent with our objective to ensure that executive officers maintain a personal stake in our corporate performance, in 2006 the Board of Trustees approved the implementation of share ownership guidelines for trustees and executive officers to promote strong alignment between the interests of management and shareholders. Within a five-year period of his or her appointment, we expect each trustee and executive officer to acquire and maintain ownership in our common shares having a market value equal to the following: five times the annual retainer for non-management trustees; five times the annual base salary for the Chief Executive Officer; and between one and five times the annual base salary for all other executive officers based on their level of responsibility. The Board of Trustees annually reviews progress toward achieving these ownership levels. For purposes of the share ownership guidelines, unvested and unearned restricted shares and/or deferred shares and unexercised stock options are not counted.

Tally Sheets

In the fall of 2006 and again in February 2007, the Compensation Committee reviewed tally sheets setting forth all components of compensation for our executive officers. These tally sheets included a specific review of dollar amounts for base salary, bonus targets and recommendations, perquisites, defined contribution retirement plan, executive medical plan, and potential payments under each executive officer’s employment agreement.

Tax Limits on Executive Compensation

The Compensation Committee has reviewed the potential consequences for us of Section 162(m) of the Internal Revenue Code of 1986, as amended, which imposes a limit on tax deductions for annual compensation in excess of one million dollars paid to any of the named executive officers. To the extent that compensation is required to and does not qualify for deduction under Section 162(m), a larger portion of shareholder distributions may be subject to federal income tax expense as dividend income rather than return of capital, and any such compensation allocated to our taxable REIT subsidiaries whose income is subject to federal income tax would result in an increase in income taxes due to the inability to deduct such compensation. Although we will be mindful of the limits imposed by Section 162(m), even if it is determined that Section 162(m) applies or may apply to certain compensation packages, we nevertheless reserve the right to structure the compensation packages and awards in a manner that may exceed the limitation on deduction imposed by Section 162(m).

EXECUTIVE COMPENSATION AND OTHER INFORMATION

Summary Compensation Table

The following table summarizes the total compensation for the fiscal year ended December 31, 2006, paid to or earned by the named executive officers, including our Chief Executive Officer, Chief Financial Officer, three other executive officers whose compensation exceeded $100,000 in fiscal year 2006, and three other former executive officers who held the position of Chief Executive Officer or Chief Financial Officer during fiscal year 2006.

Name and Principal Position (1)	Year	Salary ($)	Bonus ($)	Stock Awards ($) (7)	Option Awards ($) (7)	All Other Compensation ($) (8)	Total ($)
Dean Jernigan President and Chief Executive Officer Since April 24, 2006	2006	$274,444	$561,000	$0	$134,096	$16,896	$986,436
Christopher P. Marr Chief Financial Officer Since June 5, 2006	2006	$214,583	$300,000	$161,595	$28,516	$42,452	$747,146
Kathleen A. Weigand Executive Vice President, General Counsel and Secretary Since February 22, 2006	2006	$230,556	$200,000	$18,245	$0	$5,082	$453,883
Stephen R. Nichols Senior Vice President, Operations Since July 10, 2006	2006	$106,875	$40,000	$6,621	$15,445	$10,546	$179,487
Robert J. Amsdell	2006	$127,705	$0	$0	$0	$260,761	$388,466
Chairman of the Board Until February 13, 2007; and Chief Executive Officer Until April 24, 2006		(2)	(3)
Todd C. Amsdell	2006	$374,110	$0	$67,866	$111,628	$120,770	$674,374
Chief Operating Officer Until August 23, 2006; and President, U-Store-It Development, LLC From August 23, 2006 to February 19, 2007			(4)
Steven G. Osgood	2006	$118,973	$0	$0	$40,777	$667,854	$827,604
President and Chief Financial Officer Until April 20, 2006			(5)
Tedd D. Towsley	2006	$133,185	$0	$243,015	$115,386	$1,437,806	$1,929,392
Vice President and Treasurer Until July 24, 2006; and Interim Chief Financial Officer From April 20, 2006 to June 5, 2006			(6)

(1)	Beneath the position for each named executive officer is the date he or she served during 2006 in the position indicated.

(2)	Effective April 24, 2006, the Compensation Committee decreased the base salary for Robert J. Amsdell to $75,000 as Mr. Amsdell relinquished his position as our Chief Executive Officer. The amount shown here for Mr. Amsdell includes his salary through this date for serving as our Chief Executive Officer and the compensation he earned since this date serving as our Chairman of the Board.

(3)	Robert J. Amsdell did not receive a bonus, as his management responsibilities ceased when he relinquished his position as our Chief Executive Officer.

(4)	Todd C. Amsdell received no bonus for 2006 as his employment with the Company was terminated.

(5)	Steven G. Osgood received no bonus for 2006 as he resigned from the Company.

(6)	Pursuant to the terms of his employment agreement, Tedd D. Towsley received a prorated target bonus equal to 60 percent of his base salary for 2006 of $79,890. This severance amount is included in the amount reported for him under the All Other Compensation column.

(7)	The amounts listed in these columns reflect the dollar amount recognized for financial statement reporting purposes for the fiscal year ended December 31, 2006, in accordance with FAS 123R of stock and option awards pursuant to the U-Store-It Trust 2004 Equity Incentive Plan. Such amounts include amounts of awards granted in and prior to 2006. Assumptions used in the calculation of these amounts are included in footnote 13 to our audited financial statements for fiscal year ended December 31, 2006, included in our Annual Report on Form 10-K filed with the SEC on March 16, 2007.

(8)	This column reports all other compensation during 2006 to the named executive officers as follows: Dean Jernigan, car allowance or Company-provided car and executive medical insurance; Christopher P. Marr, car allowance or Company-provided car, executive medical insurance, and dividends on unvested equity awards; Stephen R. Nichols, car allowance or Company-provided car, and executive medical insurance; Robert J. Amsdell, car allowance or Company-provided car, executive medical insurance, dividends on unvested equity awards, personal use of chartered aircraft, expenses associated with personal use of leased office space, and expenses relating to residential telephone, facsimile and Internet access; Todd C. Amsdell, car allowance or Company-provided car, executive medical insurance, matching Company contribution in the Company’s 401(k) plan, dividends on unvested equity awards, reimbursement for club membership fees and dues, expenses related to personal use of electronic and communications devices and tax gross-ups; Steven G. Osgood, car allowance or Company-provided car, executive medical insurance, matching Company contribution in the Company’s 401(k) plan, dividends on unvested equity awards, reimbursement for club membership fees and dues, personal use of cellular phone, and termination payments, including the value of deferred shares that immediately vested upon termination; and Tedd D. Towsley, car allowance or Company-provided car, executive medical insurance, matching Company contribution in the Company’s 401(k) plan, dividends on unvested equity awards, and termination payments, including the value of deferred shares that immediately vested upon termination.

The aggregate incremental cost to us to provide a Company car is based on the actual lease cost incurred during 2006 for the automobile provided to each of the named executive officers plus expenses for fuel, maintenance and insurance. For purposes of this disclosure, we disregarded business usage and assumed 100 percent personal usage. The aggregate incremental cost of executive medical insurance is based on the difference between our actual cost for executive medical insurance for the named executive officers and the actual cost we incurred in providing family medical coverage for our general employee population.

Listed in the table below are the dollar values of certain of the amounts reported in this column:

			Termination Payments
	Personal Use of Chartered Aircraft (a)	Dividends on Unvested Equity Awards (b)	Severance	Prorated Bonus	Accrued and Unpaid Vacation	Vested Equity Awards
Christopher P. Marr		$30,634
Robert J. Amsdell	$118,849	$84,384
Todd C. Amsdell		$84,692
Steven G. Osgood		$46,877			$39,630	$568,125
Tedd D. Towsley		$23,533	$800,000	$79,890	$29,422	$468,432

(a)	The aggregate incremental cost for personal use of the leased aircraft is based on the sum of our actual lease, fuel and pilot expenses for each trip reduced by the cost of a commercial airline ticket for each flight sequence.

(b)	The amounts listed here are the actual dollar values of dividends we paid on unvested restricted shares. Such dividends were paid at the same rate as dividends to all shareholders.

Grants of Plan-Based Awards

The following table reports the grant during fiscal year 2006 of equity awards to named executive officers under the U-Store-It Trust 2004 Equity Incentive Plan. Each of the awards was approved by the Compensation Committee on or prior to the grant date, which was the first date of employment of each named executive officer, except that Mrs. Weigand’s grant was awarded shortly after her date of hire upon her election as an executive officer. The Compensation Committee approved Mr. Nichols’ grant in principle prior to his first date of employment, however, due to an administrative delay, formal action approving the grant to Mr. Nichols was completed three days after the grant date.

The right of each named executive officer to the equity awards listed in this table shall become fully vested in the event of termination of employment due to death or disability. For a further discussion of the circumstances upon which vesting of awards is accelerated, please see the discussion under the caption “Potential Payments Upon Termination or Change in Control” on page 19.

Name			Estimated Future Payouts Under Equity Incentive Plan Awards
	Grant Date	Date of Compensation Committee Action	Threshold (#)	Target (#)	Max (#)	All Other Share Awards: Number of Shares or Units (#)	All Other Option Awards: Number of Securities Underlying Options (#)	Exercise or Base Price of Option Awards ($/Sh)	Grant Date Fair Value of Share and Option Awards
Dean Jernigan (1)	4/19/2006	4/19/2006	-	-	-	-	500,000	$18.08	$975,000
Christopher P. Marr (1)	6/5/2006	5/16/2006	-	-	-	-	150,000	$17.04	$249,000
Christopher P. Marr (2)	6/5/2006	5/16/2006	-	-	-	52,817	-	-	$900,002
Kathleen A. Weigand (3)	2/21/2006	2/21/2006	2,921	5,841	5,841	-	-	-	$106,293
Stephen R. Nichols (1)	7/10/2006	7/13/2006	-	-	-	-	75,000	$18.70	$162,000
Stephen R. Nichols (4)	7/10/2006	7/13/2006	-	-	-	3,744	-	-	$70,013
Robert J. Amsdell	-	-	-	-	-	-	-	-	-
Todd C. Amsdell	-	-	-	-	-	-	-	-	-
Steven G. Osgood	-	-	-	-	-	-	-	-	-
Tedd D. Towsley	-	-	-	-	-	-	-	-	-

(1)	The stock options reported on this line vest ratably over a five-year period, one-fifth per year on the first five anniversaries of the grant date, provided the named executive officer remains employed with us.

(2)	The restricted shares reported on this line vest as follows: thirty-one and one-half percent of the number shown on June 5, 2007, twenty-five and one-half percent of the number shown on June 5, 2008, eighteen and six-tenths percent of the number shown on June 5, 2009, seventeen and nine-tenths percent of the number shown on June 5, 2010, and six and one-half percent of the number shown on June 5, 2011.

(3)	This line reports the grant of 5,841 deferred shares to Mrs. Weigand, which is the maximum payout possible over the vesting period. This award vests over a five-year period, one-tenth per year on each January 30 commencing with January 30, 2007 and ending with January 30, 2011, provided she remains employed with us; and one-tenth per year on each January 30 commencing with January 30, 2007 and ending with January 30, 2011, provided (i) the average annual total shareholder return, or TSR, for the Company equals or exceeds ten percent commencing on January 30, 2006, and (ii) she remains employed with us. Any deferred shares which do not vest on a previous vesting date will vest on a subsequent vesting date if the average TSR equals or exceeds ten percent. If TSR is not achieved over the performance period, only fifty percent of the grant would be paid out and this amount is reflected in the threshold column. The amount reported in the target column reflects a representative amount of the expected payout based on achievement of the stated TSR goals for the prior year performance period. For the performance period ended January 30, 2007, TSR was not achieved and only one-tenth of these deferred shares vested. Mrs. Weigand is entitled to receive a cash payment for each deferred share equivalent to the dividends paid for each common share of the Company.

(4)	The restricted shares reported on this line vest ratably over a five-year period, one-fifth per year on the first five anniversaries of the grant date, provided the named executive officer remains employed with us. The named executive officer is entitled to receive dividends on, and to vote, these restricted shares.

Outstanding Equity Awards at Fiscal Year-End

The following table reports outstanding equity awards at fiscal year end to named executive officers under the U-Store-It Trust 2004 Equity Incentive Plan. The right of each named executive officer to the equity awards listed in this table shall become fully vested in the event of termination of employment due to death or disability. For a further discussion of the circumstances upon which vesting of awards is accelerated, please see the discussion under the caption “Potential Payments Upon Termination or Change in Control” on page 19.

	Option Awards				Stock Awards

Name	Number of Securities Underlying Unexercised Options (#) Exercisable (1)	Number of Securities Underlying Unexercised Options (#) Unexercisable (2)	Option Exercise Price ($)	Option Expiration Date	Number of Shares or Units That Have Not Vested (#)(3)	Market Value of Shares or Units That Have Not Vested ($)	Equity Incentive Plan Awards: Number of Unearned Shares, Units or Other Rights That Have Not Vested (#) (4)	Equity Incentive Plan Awards: Market or Payout Value of Unearned Shares, Units or Other Rights That Have Not Vested ($)
Dean Jernigan	-	500,000	$18.08	4/18/2016	-	-	-	-
Christopher P. Marr	-	150,000	$17.04	6/4/2016	-	-	-	-
Christopher P. Marr	-	-	-	-	52,817	$1,085,389	-	-
Kathleen A. Weigand	-	-	-	-	-	-	5,841	$120,033
Stephen R. Nichols	-	75,000	$18.70	7/9/2016	-	-	-	-
Stephen R. Nichols	-	-	-	-	3,744	$76,939	-	-
Robert J. Amsdell	-	-	-	-	-	-	72,745	$1,494,910
Todd C. Amsdell	133,333	66,667	$16.00	10/26/2014	-	-	-	-
Todd C. Amsdell	-	-	-	-	-	-	33,948	$697,631
Todd C. Amsdell	-	-	-	-	31,250	$642,188	-	-
Steven G. Osgood	-	-	-	-	-	-	-	-
Tedd D. Towsley	-	-	-	-	-	-	-	-

(1)	The vesting dates of the options reported in this column are as follows: Todd C. Amsdell, one-half of the number shown became exercisable on October 27, 2005 and one-half became exercisable on October 27, 2006. These options expired unexercised on February 19, 2007, as a result of Mr. Amsdell’s termination.

(2)	The vesting dates of the options reported in this column are as follows:

•	Dean Jernigan, one-fifth of the number shown on each April 24, commencing with April 24, 2007 and ending with April 24, 2011.

•	Christopher P. Marr, one-fifth of the number shown on each June 5, commencing with June 5, 2007 and ending with June 5, 2011.

•	Todd C. Amsdell, one-hundred percent of the number shown would have vested on October 27, 2007, but were forfeited on February 19, 2007 as a result of Mr. Amsdell’s termination.

•	Stephen R. Nichols, one-fifth of the number shown on each July 10, commencing with July 10, 2007 and ending with July 10, 2011.

(3)	The vesting dates of the restricted and deferred shares reported in this column are as follows:

•

Christopher P. Marr, thirty-one and one-half percent of the number shown on June 5, 2007, twenty-five and one-half percent of the number shown on June 5, 2008, eighteen and six-tenths percent of the number shown on June 5, 2009, seventeen and nine-tenths percent of the number shown on June 5, 2010, and six and one-half percent of the number shown on June 5, 2011.

•	Todd C. Amsdell, one-hundred percent of the number shown on January 2, 2007.

•	Stephen R. Nichols, one-fifth of the number shown on each July 10 commencing with July 10, 2007 and ending with July 10, 2011.

(4)	The vesting dates of the deferred shares reported in this column are as follows:

•

Kathleen A. Weigand, one-tenth of the number shown on each January 30 commencing with January 30, 2007 and ending with January 30, 2011, provided Mrs. Weigand remains employed with us; and one-tenth per year on each January 30 commencing with January 30, 2007 and ending with January 30, 2011, provided (i) TSR for the Company equals or exceeds ten percent commencing on January 30, 2006, and

(ii) Mrs. Weigand remains employed with us. Any deferred shares which do not vest on a previous vesting date will vest on a subsequent vesting date if TSR equals or exceeds ten percent. The number of shares reported and the payout value for Mrs. Weigand represents a payout based on achievement of maximum performance, as based on our previous fiscal year’s performance, the TSR goal would have been achieved. Pursuant to Mrs. Weigand’s deferred share agreement relating to the award reported in this column, common shares that would otherwise vest and be delivered to Mrs. Weigand during a period in which she is restricted from selling our common shares in the open market due to our insider trading restrictions, will not be deemed to have vested and will not be delivered to her until the first date on which Mrs. Weigand is no longer prohibited from selling our common shares. For the performance period ended January 30, 2007, TSR was not achieved and only one-tenth of these deferred shares vested, which occurred after the end of fiscal year 2006.

•	Todd C. Amsdell, one-tenth of the number shown on December 22, 2006. The remaining deferred shares were forfeited on February 19, 2007, as a result of Mr. Amsdell’s termination.

•

Robert J. Amsdell, one-tenth of the number shown on December 22, 2006. The remaining shares immediately vested upon Mr. Amsdell’s retirement from the Company pursuant to the terms of his deferred share grant agreement.

Option Exercises and Shares Vested

The following table reports for each named executive officer the value realized on exercise of stock options and vesting of share awards during fiscal year 2006.

	Option Awards		Stock Awards

Name	Number of Shares Acquired on Exercise (#)	Value Realized on Exercise ($) (1)	Number of Shares Acquired on Vesting (#)	Value Realized on Vesting ($)
Dean Jernigan	-	-	-	-
Christopher P. Marr	-	-	-	-
Kathleen A. Weigand	-	-	-	-
Stephen R. Nichols	-	-	-	-
Robert J. Amsdell	-	-	7,275	$148,036
Todd C. Amsdell	-	-	34,645	$709,713
Steven G. Osgood	66,667	$312,332	62,500	$1,208,750
Tedd D. Towsley	100,000	$539,405	33,299	$660,619

(1)	The value realized is based on the actual value realized by the named executive officer on exercise of the options.

POTENTIAL PAYMENTS UPON TERMINATION OR CHANGE IN CONTROL

We entered into employment agreements with each of the named executive officers that require us to provide compensation to them in the event of termination of their employment in certain circumstances, including in the event of a change of control in the Company. In February of 2007, Robert J. Amsdell retired as Chairman of the Board and as a Trustee, and Todd C. Amsdell was terminated. Accordingly, their employment agreements were terminated effective with their departures. Described below are the circumstances that would trigger our obligation to make payments to our current executive officers pursuant to these agreements, the payments and benefits that we would be required to provide, and how the determination of the payments and benefits to be provided is made in each circumstance.

Termination Without “Cause” or For “Good Reason”

If we terminate an executive’s employment without “cause” or if an executive terminates his or her employment for “good reason,” the executive will have the right to receive any accrued and unpaid salary, vacation and other benefits; any unpaid bonus for the prior year; a pro rated bonus in the year of termination based on the target bonus for that year; reimbursement for expenses incurred but not paid prior to the date of termination; continued medical, prescription and dental benefits for 18 months; and a cash payment equal to two times (or three times with respect to Dean Jernigan and two and one-half times with respect to Christopher P. Marr) the sum of his or her annual salary as of the date of the termination of the employment agreement and the average annual bonus (and average long-term bonus with respect to Christopher P. Marr) actually paid for the prior two calendar years. In addition, all unvested equity awards would immediately vest and become fully exercisable.

Each employment agreement defines “cause” as the executive’s: conviction for a felony or a misdemeanor involving moral turpitude; commission of an act of fraud, theft or dishonesty related to our business or the business of our affiliates or to his or her duties; willful and continuing failure or habitual neglect to perform his or her duties; material violation of confidentiality covenants or noncompetition agreement (with the exception of Kathleen A. Weigand who has not entered into a noncompetition agreement with us); or willful and continuing breach of the employment agreement.

Each employment agreement defines “good reason” as: a material reduction in the executive’s authority, duties and responsibilities or the assignment to him or her of duties materially and adversely inconsistent with his or her position; a reduction in the executive’s annual salary; our failure to obtain a reasonably satisfactory agreement from any successor to our business to assume and perform the employment agreement; a change in control (as defined in the employment agreement); our material and willful breach of the employment agreement; or our requirement that the executive’s work location be moved more than 50 miles from our principal place of business in Cleveland, Ohio unless the executive’s work location is closer to his or her primary residence.

If an executive terminates his or her employment due to a change in control of the Company, he or she would be entitled to receive an additional payment from us of an amount sufficient to make him or her whole for any excise tax imposed on payments made contingent on a change in control under Section 4999 of the Internal Revenue Code.

Termination For “Cause” or Without “Good Reason”

If we terminate an executive’s employment for “cause,” or if an executive voluntarily terminates his or her employment without “good reason,” both terms having the definitions listed above, the executive would have no right to receive any compensation or benefits under the employment agreement on or after the effective date of termination, other than any accrued and unpaid salary and vacation.

Termination For Death or Disability

In the event an executive’s employment is terminated for disability or death, the executive or the beneficiaries of his or her estate would receive any accrued and unpaid salary and vacation; any unpaid bonus for the prior year; and a pro rated bonus in the year of termination based on the target bonus for that year; and all equity awards would immediately vest and become fully exercisable. In the event of death of Christopher P. Marr, the beneficiaries of his estate would receive in addition to the benefits described here, a cash payment equal to two and one-half times the sum of his annual salary as of the date of the termination of his employment and the average bonus actually paid to him in the prior two calendar years.

Nonrenewal

If we elect not to renew an executive’s employment agreement, the executive will have the right to receive a cash payment equal to one times the sum of his or her annual salary as of the date of expiration of the employment agreement and the average bonus actually paid for the prior two calendar years.

The following table includes an estimate (except with respect to Messrs. Osgood and Towsley, both of whom were not serving as an executive officer at the end of 2006, and for whom the table includes actual payments made and the actual value of benefits received) of the potential payments we would be required to make upon termination of employment of the named executive officers in each of the circumstances described above. These payments would be made in a lump sum following termination. Although Robert J. Amsdell and Todd C. Amsdell are no longer serving as executive officers of the Company, the table below includes an estimate of the payments we would have been required to make to them in each of the circumstances described above as they were each serving as named executive officers at the end of 2006. In providing the estimated potential payments, we have made the following general assumptions in all circumstances where applicable:

•	The date of termination is December 29, 2006, the last business day of our fiscal year ended December 31, 2006, and the closing price of our common shares on that date is $20.55;

•

The annual salary at the time of termination is equal to the current base salaries for each executive as follows: Dean Jernigan, $400,000; Christopher P. Marr, $375,000; Kathleen A. Weigand, $250,000; Stephen R. Nichols, $225,000; Robert J. Amsdell, $75,000; and Todd C. Amsdell, $379,000;

•

One hundred percent of the target bonus is paid, rather than a pro rated bonus, and the target annual bonus for each executive is as follows: Dean Jernigan, $0; Christopher P. Marr, $300,000; Kathleen A. Weigand, $100,000; Stephen R. Nichols, $37,500; Robert J. Amsdell, $0; and Todd C. Amsdell, $260,563;

•

The average bonus actually paid for the prior two calendar years for each executive is equal to the 2006 annual bonus approved for each such executive by the Compensation Committee in February 2007 as follows: Dean Jernigan, $561,000; Christopher P. Marr, $300,000; Kathleen A. Weigand, $200,000; and Stephen R. Nichols, $40,000. The average bonus actually paid to Robert J. Amsdell and Todd C. Amsdell for the prior two calendar years is $400,000 and $325,000, respectively;

•	The value of restricted shares that vest upon termination is equal to the closing price of our common shares of $20.55 on December 29, 2006 times the number of shares that vest;

•

The value of stock options that vest upon termination is equal to the difference between the closing price of our common shares of $20.55 on December 29, 2006 and the exercise price times the number of options that vest;

•	Four weeks of vacation are unused, accrued and unpaid;

•	There is no unpaid bonus for the prior year;

•	There is no accrued and unpaid salary;

•	There is no unpaid reimbursement for expenses incurred prior to the date of termination; and

•	Our cost for continued medical, prescription and dental benefits is constant over the benefit period and is provided for 18 months.

Name	Expiration Date	Change in Control (4)	Termination by the Company Without Cause; Termination by the Executive For Good Reason	Death or Disability	Nonrenewal of Employment Agreement	Termination by the Company For Cause; Voluntary Termination Without Good Reason
Dean Jernigan	4/24/2011	$5,625,328	$4,185,043	$1,268,333	$994,333	$33,333
Christopher P. Marr (1)	6/5/2009	$4,421,091	$3,664,349	$1,943,139	$706,250	$31,250
Kathleen A. Weigand	12/31/2007	$1,174,576	$1,174,576	$240,866	$470,833	$20,833
Stephen R. Nichols	12/31/2007	$1,087,599	$835,649	$271,939	$283,750	$18,750
Robert J. Amsdell	N/A	$3,347,897	$2,810,368	$1,351,659	$1,826,659	$1,351,659
Todd C. Amsdell	N/A	$3,813,424	$3,307,241	$1,865,531	$735,583	$742,859
Steven G. Osgood (2)	N/A	N/A	N/A	N/A	N/A	$612,928
Tedd D. Towsley (3)	N/A	N/A	$1,656,603	N/A	N/A	N/A

(1)	In the event of Mr. Marr’s death, the beneficiary of his estate would receive $3,664,349. The amount of $1,943,139 listed on this line in the death or disability column would be paid to Mr. Marr only in the event his employment is terminated for disability.

(2)	In connection with Mr. Osgood’s voluntary termination from the Company, effective April 20, 2006, we made the actual payment to him indicated on this line, including $44,803 for accrued and unpaid salary and vacation, and $568,125 for the value of deferred shares that immediately vested upon Mr. Osgood’s termination.

(3)	In connection with Mr. Towsley’s termination by us without cause, effective August 4, 2006, we made a lump sum payment to him of $1,380,226, representing $800,000 for severance; $468,432, the intrinsic value of deferred shares that immediately vested upon his termination; $79,890, a proration of his 2006 target bonus; and $31,904 for accrued and unpaid salary and vacation. The amount listed also includes $238,667, the fair market value of stock options that immediately vested upon his termination; $33,710, the value of continued medical, prescription and dental benefits for 18 months; and $4,000, a sum we paid to Mr. Towsley to reimburse him for legal fees incurred in connection with his separation agreement.

(4)	This column includes for the executive as indicated an estimate of an additional payment we would make in the event the executive is subject to excise tax liability under Section 4999 of the Internal Revenue Code: Dean Jernigan, $1,440,284; Christopher P. Marr, $756,742; Stephen R. Nichols, $251,950; Robert J. Amsdell, $537,529; and Todd C. Amsdell, $506,184.

Other Terms of the Employment Agreements

Each of the employment agreements provides for one-year renewals unless either we or the executive elects not to renew the agreement. Each agreement also provides that the executive’s then current annual salary cannot be reduced during the term of the agreement. Each of the executives is also eligible to participate in any bonus plan established by the Compensation Committee. In addition, each executive may participate in any group life, hospitalization, disability, health, pension, profit sharing and other benefit plans we adopt with respect to comparable senior level executives. Among other perquisites, each executive also receives either an annual automobile allowance of $6,000 or we provide a suitable automobile to the executive.

Noncompete Agreements

In addition to the employment agreements, our executive officers (other than Kathleen A. Weigand) have entered into noncompetition agreements with us. The noncompetition agreements contain covenants not to compete for a period that is the longer of either the three-year period beginning as of the date of the noncompetition agreement (the five-year period in the case of Dean Jernigan) or the period of the executive’s service with us plus an additional one-year period. The noncompetition agreements provide that each of the executives will not directly or indirectly engage in any business involving self-storage facility development, construction, acquisition or operation or own any interests in any self-storage facilities in each case in the United States of America, other than in the case of the noncompetition agreement with Robert J. Amsdell, (a) any interests Robert J. Amsdell may own in Rising Tide Development, LLC, or Rising Tide Development, a company owned and controlled by Robert J. Amsdell and Barry L. Amsdell, and (b) up to 5 percent of the outstanding shares of any public company. The Company’s noncompetition agreement with Mr. Jernigan permits him to retain his 20 percent beneficial interest in Jernigan Property and related companies and partnerships for 2 years from April 24, 2006, the date he commenced employment with us; provided, that (i) he discontinues all involvement in the day-to-day management or operation of the facilities owned by Jernigan Property effective with the date of his employment with us; and (ii) he does not expand his interest, ownership or activity, directly or indirectly, in the self storage business. Jernigan Property is the sole managing member of a number of limited liability companies that collectively own two self storage facilities. See “Certain Relationships and Related Transactions — Jernigan Property Group, LLC” for a further discussion of our transactions with Jernigan Property. The noncompetition agreements also contain a nonsolicitation covenant that applies to employees and independent contractors. The nonsolicitation covenant lasts for a period that is the longer of either the three-year period (the five-year period in the case of Mr. Jernigan) beginning as of the date of the noncompetition agreement or the period of the executive’s or trustee’s service with us plus an additional two-year period.

TRUSTEE COMPENSATION

During 2006, compensation to our independent trustees consisted of a retainer for serving on the Board, an additional retainer for chairs of a Board committee and for the lead trustee, and meeting fees for attendance at Board or committee meetings held in person or by telephone. During 2006, we paid each of our independent trustees (Messrs. Commes, Dannemiller, Diefenderfer, Haller and LaRue) a retainer of $25,000. Chairs of the Audit, Compensation and Corporate Governance and Nominating Committees each received an additional retainer of $10,000, $7,500 and $5,000, respectively. In addition, we paid each of our independent trustees $1,000 per Board or committee meeting attended for which each is a member, and we reimbursed their reasonable travel expenses incurred in connection with attendance at these meetings. During 2006, the lead trustee received an additional annual retainer of $10,000. Barry L. Amsdell did not receive an annual retainer for his service as a trustee, and Dean Jernigan does not receive compensation for his service as a trustee. Ms. Keler was not a trustee in 2006 so no compensation was paid to her during 2006. For compensation paid to Robert J. Amsdell and Dean Jernigan, refer to the Summary Compensation Table on page 15. The table below shows the amounts we paid our independent trustees based on these compensation amounts.

Trustees Compensation Table

Name	Fees Earned or Paid in Cash	All Other Compensation (1)	Total
Barry L. Amsdell	-	$10,274	-
Thomas A. Commes Chairman of the Compensation Committee	$59,500	$1,178	$60,678
John C. Dannemiller Chairman of the Corporate Governance and Nominating Committee	$55,000	$2,940	$57,940
William M. Diefenderfer III Chairman of the Audit Committee (through February 21, 2007)	$58,000	$3,073	$61,073
Harold S. Haller Lead Trustee (through February 14, 2007)	$63,000	$3,142	$66,142
David J. LaRue Chairman of the Audit Committee (from February 21, 2007)	$56,000	$1,178	$57,178

(1)	The amount listed for Barry L. Amsdell represents the aggregate incremental cost to provide executive medical benefits to him during 2006. The amounts reported in this column for the other trustees reflect dividends paid during the first quarter 2006 on 4,063 restricted shares granted to our independent trustees at the time of our IPO. These restricted shares, which we fully expensed in 2005, vested in March 2006 in accordance with the terms of the restricted share agreement. This column also includes cash payments representing dividend equivalents on deferred shares held in the deferred compensation plan for trustees for the benefit of Messrs. Dannemiller, Diefenderfer and Haller, which were paid at the same rate as dividends to shareholders on the Company’s outstanding common shares.

Trustees Deferred Compensation Plan

In December 2006, our Board of Trustees approved the U-Store-It Trust Trustees Deferred Compensation Plan, and, in that connection, suspended new deferrals under the Deferred Trustees Plan, the former deferred compensation plan for independent trustees. At December 31, 2006, an aggregate of 12,440 deferred shares were allocated to the accounts of plan participants under the former plan.

Pursuant to the new deferred compensation plan, the Board of Trustees designated non-employee trustees as eligible participants. Participants may elect each plan year to defer all or a portion of their compensation and have such amounts credited to accounts until distributed in accordance with the plan and the participants’ distribution elections. Pursuant to the plan, certain trustees elected to defer all or a portion of their compensation for services as a trustee.

PROPOSAL 2:  APPROVAL OF U-STORE-IT TRUST 2007 EQUITY INCENTIVE PLAN

Introduction

The Board of Trustees has adopted, subject to shareholder approval, the U-Store-It Trust 2007 Equity Incentive Plan (the “Plan”). The Plan will offer incentives to attract, retain and reward our employees, contractors and trustees. The Board of Trustees believes that the Plan also will focus our employees and trustees on our long-term goals and objectives, and promote a shared interest with our shareholders of increasing shareholder value. Since the closing of our IPO in October 2004, we have granted equity awards to a broad group of our employees under the U-Store-It Trust 2004 Equity Incentive Plan. With the growth of our organization since the IPO and with the recent changes in our executive management team, the Plan is needed to enable us to continue to make equity-based compensation a significant part of total compensation. A summary of the essential features of the Plan is provided below, but is qualified by the full text of the Plan, which is included in this proxy statement as Appendix A.

As of the close of business on March 26, 2007, an aggregate of 424,646 common shares remained available for future issuance, and 1,932,271 common shares were subject to outstanding options and unvested restricted share awards, under our 2004 Equity Incentive Plan, previously approved by shareholders. Options or other issuances outstanding or available for issuance under this plan will not be affected by the adoption of the Plan.

The closing price for a share of our common shares on the New York Stock Exchange on March 26, 2007 was $19.85.

General

Administration.  The Plan shall be administered by the Board of Trustees unless the Board delegates all or a portion of its responsibilities to the Compensation Committee. References in this summary to the Board should be deemed to refer to the Compensation Committee to the extent the Board delegates authority to the Compensation Committee. Designations, determinations, interpretations and other decisions with respect to the Plan by the Board shall be final, conclusive and binding upon all persons, including the Company, any subsidiary or affiliate and any participant. Grants may be made under the Plan with such terms and conditions, not inconsistent with the Plan, as may be imposed by the Board. The Board has wide discretion and flexibility to administer the Plan in the manner it determines is in our best interests. For example: (a) awards may be made in various combinations and subject to various conditions, restrictions and limitations; (b) the terms and conditions of awards need not be the same with respect to each participant; (c) the Board may determine the terms and conditions that shall apply to any award upon a participant’s death, disability or retirement or upon a termination of employment; and (d) the Board may provide for the acceleration of vesting of any award in the event of a change of control in the Company. These examples are for illustrative purposes only and do not purport to constitute an exclusive or comprehensive identification of the manner in which the Board may exercise its broad authority in administering the Plan.

Participants.  Persons eligible to participate in the Plan include our employees or employees of any of our subsidiaries or affiliates, including our executive officers, our consultants, and our trustees. Currently, we have approximately 1,000 employees, including five executive officers, and six trustees who will be eligible participants. The Board has full power and authority in its discretion to designate those persons who will receive awards under the Plan.

Benefits to be Received.  The benefits to be received under the Plan, or that would have been received under the Plan in 2006 if the Plan had then been in effect, by the named executive officers, by all executive officers as a group, by the non-employee trustees, or by non-executive employees as a group, are not currently determinable.

Share Limitations.  The aggregate maximum number of our common shares that may be issued under the Plan is 3,900,000. The maximum number of shares underlying equity awards that may be granted to an individual participant during any calendar year is 500,000 for options or share appreciation rights and 100,000 for restricted shares or restricted share units. Each of these limitations is subject to adjustments that may be made in the event of certain changes in our capital structure, such as a dividend or other distribution, stock split or reorganization. Common shares issued pursuant to a grant that are forfeited, expired without exercise or cancelled will again be available for grant. Common shares that are deliverable under the Plan may consist of authorized and unissued common shares or of treasury shares.

Types of Awards

The Plan permits the grant of the following awards:

•	stock options, both incentive stock options and nonqualified stock options

•	share appreciation rights

•	restricted shares and restricted share units

•	performance awards

•	other share-based awards

•	non-employee trustee awards

The Board, in its sole discretion, may grant awards alone, in addition to, or in any combination with any other award granted under the Plan.

Stock Options and Share Appreciation Rights.  The Board may award both incentive stock options and nonqualified stock options under the Plan. The Plan requires that the purchase price for stock options or share appreciation equal at least one hundred percent of the fair market value of our common shares on the date of grant. Stock options or share appreciation rights will be exercisable at such time or times as determined by the Board. Options granted as incentive stock options must also comply with Section 422(d) of the Internal Revenue Code, as from time to time amended, and any regulations implementing such statute. Share appreciation rights may be awarded with or without a related stock option. A share appreciation right entitles the holder to receive, with respect to each common share subject to the exercise, an amount determined by the Board and specified in an award agreement. In the absence of such determination, the holder shall be entitled to receive, with respect to each common share subject to the exercise, a payment equal to the difference between the fair market value on the date of exercise and the fair market value of such shares on the date of grant.

Payment of the purchase price of stock options and share appreciation rights may be made in cash or cash equivalents, or, at the discretion of the Board, by transfer of common shares that have been held by the participant for at least six months. Subject to applicable securities laws, a stock option may also be exercised by delivering a notice of exercise of the stock option and simultaneously selling the common shares pursuant to a brokerage or similar agreement, using the proceeds of such sale as payment of the purchase price for the stock option. If a stock option or any portion thereof is exercised, the shares issued upon exercise will not be available for future awards. Until the shares subject to a stock option exercise are delivered to a participant, the participant has no rights as a shareholder with respect to such common shares.

Restricted Shares and Restricted Share Units.  The holder of restricted shares will own common shares subject to restrictions imposed by the Board, including performance or other conditions, and subject to forfeiture if the holder does not satisfy certain requirements, including, for example, remaining in continuous employment with us for a specific period of time. Unless otherwise provided in the award agreement, the grantee shall have the right to vote the restricted shares, and may have the right to receive dividends prior to the lapsing of transfer restrictions. The grantee shall not be entitled to delivery of the share certificate until the transfer restrictions lapse, after which a stock certificate for the appropriate number of common shares, free of the restrictions and restrictive legend, shall be delivered to the participant. The holder of restricted share units shall have the right, subject to any restrictions imposed by the Board, to receive a cash payment equal to the fair market value of those shares at some future date determined by the Board, or to receive common shares, other securities or other property, as the Board shall determine in its sole discretion. The award agreement will specify whether a participant will be entitled to receive dividend rights on the vested and unvested restricted share units.

Except as otherwise determined by the Board, the restricted shares and restricted share units may not be sold, assigned, transferred, pledged, hypothecated or otherwise encumbered or disposed of during the restricted period or until after the fulfilment of any other restrictive conditions, and all of the restricted shares that have not vested shall be forfeited and all rights of the grantee to such restricted shares shall terminate unless the grantee remains in our continuous employment for the duration of the restricted period. The Board may, in its discretion, waive all or any part of the restrictions applicable to any or all outstanding restricted share and restricted share units.

Performance Awards.  Performance awards may be denominated in cash or shares, including restricted shares and restricted share units, shall be valued in accordance with the achievement of performance goals during a specified performance period, and payable at such time and in such form as specified, each as determined by the Board. With respect to performance awards that are intended to qualify as “performance-based compensation” for purposes of Section 162(m) of the Internal Revenue Code, the maximum annual number of shares that may be granted is 100,000 and the maximum amount of all performance awards that may be settled in cash in any year is $1,500,000. In addition, with respect to such performance awards, the performance awards may be based solely upon the attainment of performance targets related to one or more of the following financial performance measures or any combination thereof: (i) funds from operations or adjusted funds from operations; (ii) operating income or profit; (iii) operating efficiencies; (iv) return on equity, assets, capital, capital employed or investment; (v) net income; (vi) earnings per share; (vii) utilization; (viii) gross profit; (ix) share price or total shareholder return; (x) net asset growth; (xi) debt reduction; or (xii) strategic business objectives, consisting of one or more objectives based on meeting specified cost targets, business expansion goals and goals relating to acquisitions or divestitures. The Board may adjust any evaluation of performance to exclude any of the following events that may occur during a performance period: (i) asset write-downs; (ii) litigation or claim judgments or settlements; (iii) the effect of changes in tax law, accounting principles or other such laws or provisions affecting reported results; (iv) accruals for reorganization and restructuring programs; and (v) any extraordinary non-recurring items as described in Accounting Principles Board Opinion No. 30 and/or in management’s discussion and analysis of financial condition and results of operations appearing in our annual report to shareholders for the applicable year.

Performance awards are subject to forfeiture in the event of termination of employment prior to the end of any performance period, other than for reasons of death or disability.

The performance criteria will be established by the Board not later than 90 days after commencement of the performance period relating to a specific award intended to comply with Section 162(m) of the Code. Performance goals may be identical for all participants or, at the discretion of the Board, may be different to reflect more appropriate pre-established measures of individual performance. The performance goals established by the Board will include a threshold level of performance below which no award will be payable and a maximum award opportunity for each Participant. Attainment of the performance goals will be determined and certified in writing by the Board prior to payout.

The Board may, in its sole discretion, reduce the performance results upon which awards are based under the Plan to offset any unintended result arising from events not anticipated when the performance goals were established. In addition, notwithstanding the attainment of performance goals for the Company as a whole, awards for an individual participant may be denied or adjusted downward by the Board in its sole discretion and judgment, based on its assessment of the participant’s performance.

The Board may make adjustments in the method of calculating attainment of the performance goals in recognition of: (a) extraordinary or non-recurring items; (b) changes in the tax laws; (c) changes in generally-accepted accounting principles or accounting policies; (d) charges related to restructured or discontinued operations; (e) restatement of prior period financial results; and (f) any other unusual, non-recurring gain or loss that is separately identified and quantified in the Company’s financial statements.

Other Share-Based Awards.  Under the Plan, the Board may also, at its discretion, grant an award of common shares or an award denominated or payable in, valued in whole or in part by reference to, or based upon, our common shares. The terms and conditions of such grants, including any performance-related criteria or other restrictions on payout that the Board deems appropriate, will be determined by the Board in its sole discretion.

Non-Employee Trustee Awards.  The Board of Trustees may provide that all or a portion of trustee compensation be payable in the form of nonqualified stock options, restricted shares, restricted share units and/or other share-based awards, shall determine the terms and conditions of any such awards, and shall have full power and authority in its discretion to administer such awards subject to the terms of the Plan and applicable law.

Certain Federal Income Tax Consequences

Section 162(m) of the Code specifies that compensation paid in excess of $1 million annually to certain executive officers is not deductible by the Company for federal income tax purposes, unless certain exceptions apply. One exception provides for the deductibility of performance-based compensation, which has been approved by shareholders. Shareholder approval of the Plan will constitute the shareholder approval required for the federal corporate tax deductibility of grants under the Plan for Section 162(m) purposes.

Under the Code, a participant receiving a stock option does not realize income upon the grant of the option. However, a participant will realize income at the time of exercise (except for options that are incentive stock options) in the amount of the difference between the option price and the fair market value on the date of exercise. Under the Code, the Company is entitled to a deduction equal to the amount of such income, at the time such income is realized by the participant. In the case of incentive stock options, although no income is realized upon exercise and the Company is not entitled to a deduction, the difference between the fair market value on the date of exercise and the exercise price is treated by the participant as an item of tax preference for alternative minimum tax purposes. If the participant does not dispose of the shares acquired on the exercise of an incentive stock option within one year after their receipt (and within two years after the grant of the option), gain or loss realized on the subsequent disposition of the shares will be treated as long-term capital gain or loss. In the event of an earlier disposition, the participant will realize ordinary income, and the Company will be entitled to a deduction, equal to the amount of such income.

In the case of freestanding share appreciation rights or tandem share appreciation rights, the participant will not realize any income at the time of grant. Upon the exercise of either a tandem share appreciation right or a freestanding share appreciation right, any cash received and the fair market value on the exercise date of any shares received will constitute ordinary income to the participant. The Company will be entitled to a deduction in the amount of such income at the time of exercise.

The participant must recognize ordinary income equal to the fair market value of the shares received upon payout of “Other Share-Based Grants,” less any amount paid by the participant, at the first time the shares become transferable or are not subject to substantial risk of forfeiture, whichever occurs earlier. The Company will be entitled to a deduction in the same amount and at the same time as the participant realizes income.

Grants made under the Plan are subject to applicable tax withholding by the Company, which may, to the extent permitted by the Board, be satisfied by the withholding of shares deliverable under the Plan.

Amendment

The Board of Trustees may amend, alter, suspend, discontinue or terminate the Plan at any time, except that no such action may (a) be made without shareholder approval, to the extent such approval is required by tax or regulatory requirements; (b) increase the maximum number of shares that may be issued other than as provided in the Plan as originally adopted; or (c) permit an option to be granted at an exercise price less than one hundred percent of the fair market value on the date of grant.

Vote Required

In accordance with the New York Stock Exchange listing requirements, adoption of the Plan requires approval by a majority of votes cast on this proposal, provided that the total vote cast on the proposal represents over 50 percent of the outstanding common shares entitled to vote on the proposal. Abstentions will have the effect of a vote against the proposal. Broker non-votes will have the effect of a vote against the proposal, unless holders of more than 50 percent in interest of all common shares entitled to vote on the proposal cast votes, in which event broker non-votes will not affect the outcome of this proposal.

OUR BOARD OF TRUSTEES RECOMMENDS A VOTE FOR THIS PROPOSAL. PROXIES SOLICITED BY THE TRUSTEES WILL BE VOTED FOR THIS PROPOSAL, UNLESS SHAREHOLDERS SPECIFY A DIFFERENT CHOICE IN THEIR PROXIES.

FEES PAID TO OUR INDEPENDENT ACCOUNTANT

The following summarizes the fees billed by Deloitte & Touche LLP for services rendered during, or in connection with, our 2006 and 2005 fiscal years, as applicable:

	2006	2005
Audit Fees (1)	$1,334,120	$1,498,260
Audit-Related Fees (2)	1,500	36,130
Tax Fees (3)	454,768	493,922
All Other Fees	0	0

Total	$1,790,388	$2,028,312

(1)	Audit Fees for 2006 include fees of $487,005 for the audit of our internal control over financial reporting. Audit Fees for 2005 include $551,560 for the audit of our internal control over financial reporting, and $244,000 for services rendered in connection with our secondary public offering in October 2005.

(2)	Audit-Related Fees for 2005 include $34,630 for the audit of certain option properties acquired from Rising Tide Development pursuant to the terms of an option agreement. See “Certain Relationships and Related Transactions — Option Agreement and Exercises of Option to Purchase Certain Option Facilities” above for more information on the option properties and the option agreement. Audit-Related Fees for 2005 also include $1,500 for online publication services.

(3)	Tax fees for 2006 include fees of $232,500 for tax compliance services. The remainder of the 2006 tax fees related to tax consulting services. Tax fees for 2005 include $210,000 for tax compliance services, with the remainder related to tax consulting services.

All audit and permissible non-audit services provided by Deloitte & Touche LLP to us since we became a public company have been pre-approved by the Audit Committee, either pursuant to the Audit Committee’s Audit and Non-Audit Services Pre-Approval Policy or through a separate pre-approval by the Audit Committee, which concluded that the provision of such services by Deloitte & Touche LLP was compatible with the maintenance of that firm’s independence from us.

AUDIT COMMITTEE PRE-APPROVAL POLICIES AND PROCEDURES

The Audit Committee’s policy is to review and pre-approve either pursuant to the Audit Committee’s Audit and Non-Audit Services Pre-Approval Policy or through a separate pre-approval by the Audit Committee, any engagement of our independent auditor to provide any audit or permissible non-audit service to the Company. Pursuant to the Audit and Non-Audit Services Pre-Approval Policy, which is annually reviewed and reassessed by the Audit Committee, a list of specific services within certain categories of services, including audit, audit-related, tax and other services, are specifically pre-approved for the upcoming or current fiscal year, subject to an aggregate maximum annual fee payable by us for each category of pre-approved services. Any service that is not included in the approved list of services must be separately pre-approved by the Audit Committee. In addition, all audit and permissible non-audit services in excess of the pre-approved fee level, whether or not included on the pre-approved list of services, must be separately pre-approved by the Audit Committee. The Audit Committee has delegated authority to its chairman to specifically pre-approve engagements for the performance of audit and permissible non-audit services, for which the estimated cost for each specified type of service shall not exceed $100,000. The chairman must report all pre-approval decisions to the Audit Committee at its next scheduled meeting and provide a description of the terms of the engagement, including (a) the type of services covered by the engagement, (b) the dates the engagement is scheduled to commence and terminate, (c) the estimated fees payable by the Company pursuant to the engagement, (d) other material terms of the engagement, and (e) such other information as the Audit Committee may request.

REPORT OF THE AUDIT COMMITTEE

One of the principal purposes of the Audit Committee is to assist the Board of Trustees in the oversight of the integrity of the Company’s financial statements. The Company’s management team has the primary responsibility for the Company’s financial statements and the reporting process, including the system of internal controls and disclosure controls and procedures. Deloitte & Touche LLP, the Company’s independent auditor, audits the annual financial statements in accordance with standards of the Public Company Accounting Oversight Board (United States) prepared by management and expresses an opinion on the conformity of those financial statements with accounting principles generally accepted in the United States of America. In carrying out its responsibilities, the Audit Committee has reviewed and has discussed our audited consolidated financial statements for fiscal year 2006 with our management. Management represented to the Audit Committee that the Company’s financial statements were prepared in accordance with accounting principles generally accepted in the United States of America.

The Audit Committee also is responsible for assisting the Board of Trustees in the oversight of the qualification, independence and performance of the Company’s independent auditor. The Audit Committee discussed with Deloitte & Touche LLP the matters required to be discussed by PCAOB Interim Auditing Standard AU380, “Communication with Audit Committees.” The Audit Committee has received both the written disclosures and the letter from Deloitte & Touche LLP required by Independence Standards Board Standard No. 1, Independence Discussions with Audit Committees, and has discussed with Deloitte & Touche LLP the independence of Deloitte & Touche LLP from us. In addition, the Audit Committee has considered whether the provision of non-audit services, and the fees charged for such non-audit services, by Deloitte & Touche LLP are compatible with maintaining the independence of Deloitte & Touche LLP from us.

Based on the reviews and discussions described above, the Audit Committee recommended to the Board of Trustees that our audited consolidated financial statements for fiscal year 2006 be included in our Annual Report on Form 10-K for the fiscal year ended December 31, 2006.

Respectfully submitted,

The Audit Committee of the Board of Trustees

David J. LaRue (Chairman)

Thomas A. Commes

William M. Diefenderfer III

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

The following table sets forth certain information regarding the beneficial ownership of our common shares and units of limited partnership interest of our operating partnership as of the close of business on March 26, 2007, by (a) each of our trustees, (b) each of the named executive officers, (c) all of our trustees and executive officers as a group and (d) each person known to us to be the beneficial owner of more than five percent of our common shares. Unless otherwise indicated, all shares and operating partnership units are owned directly and the indicated person has sole voting and dispositive power. The SEC has defined “beneficial ownership” of a security to mean the possession, directly or indirectly, of voting power and/or dispositive power. A shareholder is also deemed to be, as of any date, the beneficial owner of all securities that such shareholder has the right to acquire within 60 days after that date through (a) the exercise of any option, warrant or right, (b) the conversion of a security, (c) the power to revoke a trust, discretionary account or similar arrangement, or (d) the automatic termination of a trust, discretionary account or similar arrangement.

Beneficial Owner	Number of Shares and Units Beneficially Owned	% of All Shares and Units	% of All Shares
Named Executive Officers
Dean Jernigan(1)	351,745	*	*
Christopher P. Marr	59,991	*	*
Kathleen A. Weigand	5,758	*	*
Stephen R. Nichols	8,918	*	*
Robert J. Amsdell(2)	1,731,769	2.8%	3.0%
Todd C. Amsdell(3)	8,345,184	13.3%	14.5%
Steven G. Osgood	63,000	*	*
Tedd D. Towsley	68,299	*	*
Trustees
Barry L. Amsdell(4)	873,231	1.4%	1.5%
Thomas A. Commes	24,063	*	*
John C. Dannemiller(5)	23,007	*	*
William M. Diefenderfer III(6)	26,449	*	*
Harold S. Haller(7)	8,744	*	*
Marianne M. Keler	0	*	*
David J. LaRue	19,063	*	*

All executive officers and trustees as a group (16 persons)(8)	11,096,817	17.7%	20.2%

Other More than Five Percent Beneficial Owners
Robert J. Amsdell Family Irrevocable Trust(9)	3,921,850	6.3%	6.8%
Loretta Amsdell Family Irrevocable Trust(9)	3,921,850	6.3%	6.8%
Cohen & Steers Capital Management, Inc.(10)	5,610,154	9.0%	9.8%

*	Indicates amount owned is less than 1%

(1)	Shares and units beneficially owned includes 100,000 shares issuable upon the exercise of options which are exercisable within 60 days of March 26, 2007. Of the number shown, 234,500 are pledged as security.

(2)

The number of shares and partnership units beneficially owned includes 1,129,515 shares owned by the Amsdell Entities (as that term is defined in Footnote (3)) as follows: (a) 187,249 units owned by Amsdell and Amsdell, a general partnership of which Robert J. Amsdell is a 50% general partner, which are redeemable for cash or, at our option, shares within 60 days of March 26, 2007; (b) 337,756 units owned by Amsdell Holdings I, Inc., of which Robert J. Amsdell is the President, a director and 50% shareholder, which are redeemable for cash or, at our option, shares within 60 days of March 26, 2007; and (c) 604,510 units owned by a trust of which Robert J. Amsdell is the sole trustee and whose equal beneficiaries are Robert J. Amsdell and his brother, Barry L. Amsdell, which are redeemable for cash or, at our option, shares within 60 days of March 26, 2007. This number also includes 332,087 shares owned directly by Robert J. Amsdell, 72,745 shares that may be issuable as a result of Robert J. Amsdell’s retirement from the Company and 197,422 units owned directly by Robert J. Amsdell, which are redeemable for cash or, at our option, shares within 60 days of March 26, 2007. Of the number reported, 38,913 common shares, which are owned jointly with Barry L. Amsdell, are pledged as security. This number does not include: (a) 3,921,850 shares owned by the Robert J. Amsdell Family Irrevocable Trust, of which Todd C. Amsdell is the business advisor and, in such capacity, has the sole power to direct the voting and disposition of the shares; and (b) 3,921,850 shares owned by the Loretta Amsdell Family Irrevocable Trust, of which Todd C. Amsdell is also the business advisor and, in such capacity, has the sole power to direct the voting and disposition of the shares. The beneficiaries of these two trusts are comprised of members of the families of Robert J. Amsdell and Loretta Amsdell, who is the wife of Barry L. Amsdell.

(3)	Shares and units beneficially owned include 7,843,700 shares owned by affiliated entities and related family trusts of Robert J. Amsdell, Barry L. Amsdell and Todd C. Amsdell (which entities and trusts we refer to herein collectively as the Amsdell Entities) as follows: (a) 3,921,850 shares owned by the Robert J. Amsdell Family Irrevocable Trust, of which Todd C. Amsdell is the business advisor and, in such capacity, has, under the trust agreements, the sole power to direct the voting and disposition of the shares; and (b) 3,921,850 shares owned by the Loretta Amsdell Family Irrevocable Trust, of which Todd C. Amsdell is also the business advisor and, in such capacity, has, under the trust agreements, the sole power to direct the voting and disposition of the shares. The beneficiaries of these two trusts are comprised of members of the families of Robert J. Amsdell and Loretta Amsdell, who is the wife of Barry L. Amsdell. Also includes 466,839 shares owned directly by Todd C. Amsdell and 34,645 shares that may be issuable pursuant to grants of deferred share units.

(4)	The number of shares and partnership units beneficially owned includes 525,005 shares owned by the Amsdell Entities as follows: (a) 187,249 units owned by Amsdell and Amsdell, a general partnership of which Barry L. Amsdell is a 50% general partner, which are redeemable for cash or, at our option, shares within 60 days of March 26, 2007; and (b) 337,756 units owned by Amsdell Holdings I, Inc., of which Barry L. Amsdell is an officer, director and 50% shareholder, which are redeemable for cash or, at our option, shares within 60 days of March 26, 2007. The number also includes 150,804 shares owned directly by Barry L. Amsdell and 197,422 units owned directly by Barry L. Amsdell, which are redeemable for cash or, at our option, shares within 60 days of March 26, 2007. Of the number reported, 38,913 common shares, which are owned jointly with Robert J. Amsdell, are pledged as security. This number does not include 604,510 units owned by a trust of which Robert J. Amsdell is the sole trustee and whose equal beneficiaries are Robert J. Amsdell and his brother, Barry L. Amsdell. Robert J. Amsdell has sole voting and dispositive power with respect to the units owned by this trust. Shares and units beneficially owned also do not include: (a) 3,921,850 shares owned by the Robert J. Amsdell Family Irrevocable Trust, of which Todd C. Amsdell (the nephew of Barry L. Amsdell) is the business advisor and, in such capacity, has the sole power to direct the voting and disposition of the shares; and (b) 3,921,850 shares owned by the Loretta Amsdell Family Irrevocable Trust, of which Todd C. Amsdell is also the business advisor and, in such capacity, has the sole power to direct the voting and disposition of the shares. The beneficiaries of these two trusts are comprised of members of the families of Robert J. Amsdell and Loretta Amsdell, who is the wife of Barry L. Amsdell.

(5)	Shares and units beneficially owned include 3,944 deferred shares held in the U-Store-It Trust Deferred Trustees Plan for the benefit of John C. Dannemiller, which are issuable to him after he ceases to serve as a trustee of the Company.

(6)	Shares and units beneficially owned include 4,186 deferred shares held in the U-Store-It Trust Deferred Trustees Plan for the benefit of William M. Diefenderfer III, which are issuable to him after he ceases to serve as a trustee of the Company.

(7)	Shares and units beneficially owned include 4,481 deferred shares held in the U-Store-It Trust Deferred Trustees Plan for the benefit of Harold S. Haller, which are issuable to him after he ceases to serve as a trustee of the Company.

(8)	The number of shares and partnership units beneficially owned by all executive officers and trustees as a group has been reduced by 525,005, in order to avoid reporting this sum twice, as these shares are jointly owned by Robert J. Amsdell and Barry L. Amsdell and are listed for each of them in the table.

(9)

Each trust has reported in a Schedule 13D filing that it possessed shared voting power and shared dispositive power over the shares held by the respective trust. Todd C. Amsdell is the business advisor of each trust and, in such capacity, has the sole power, under the trust agreements, to direct the voting and disposition of these shares. See footnote (3). The trustee of each trust is Bernard L. Karr. The address of each trust is c/o Bernard L. Karr, trustee, McDonald Hopkins Co., LPA, 600 Superior Avenue, E., Suite 2100, Cleveland, Ohio 44114. Of the amount listed for each trust 2,201,764 common shares for each are pledged as security.

(10)	Based on information provided by Cohen & Steers Capital Management, Inc. in a Schedule 13G filed with the SEC on February 13, 2007, Cohen & Steers Capital Management has shared dispositive power with respect to 5,610,154 of these shares and shared voting power with respect to 5,160,121 of these shares. Cohen & Steers Capital Management’s address is 280 Park Avenue, New York, New York 10017.

The determination that there were no other persons, entities or groups known to us to beneficially hold more than 5% of our common shares was based on a review of all statements filed with respect to U-Store-It Trust since the beginning of the past fiscal year with the SEC pursuant to Section 13(d) or 13(g) of the Exchange Act.

POLICIES AND PROCEDURES REGARDING REVIEW, APPROVAL

OR RATIFICATION OF TRANSACTIONS WITH RELATED PARTIES

Under our declaration of trust, we may enter into any contract or transaction with a trustee, officer, employee or agent, or any person affiliated with any of them, in which such person has a material financial interest, provided that (i) the Board of Trustees is made aware of the interest and a majority of the disinterested trustees approves or ratifies the contract or transaction; (ii) our shareholders are made aware of the interest and holders of a majority of our outstanding shares entitled to vote (excluding shares owned by the interested party) approve or ratify the contract or transaction; or (iii) the contract or transaction is fair and reasonable to us.

As set forth in our corporate governance guidelines, our Board of Trustees has adopted a policy providing that transactions with a trustee who has a personal or financial interest (direct or indirect) should be scrutinized carefully to ensure that the transaction is in our best interests and will not otherwise create a conflict of interest. Without the approval of a majority of the disinterested trustees, we will not enter into a transaction or arrangement (including utilizing the services of any trustee to provide legal, accounting, financial, consulting or other similar services) in which a trustee has a material personal or financial interest (direct or indirect). Whether an interest is a material personal or financial interest will be determined by the Board of Trustees on a case-by-case basis, but at a minimum a trustee will be considered to have a material personal or financial interest in a transaction or arrangement if we will be required to disclose the transaction or arrangement in our proxy statement or in our annual report on Form 10-K. The interested trustee will not participate in any Board discussion regarding the matter in which he or she has such an interest. For purposes of this policy, the disinterested trustees will consider the interests of any entity with which a trustee is affiliated, any immediate family member of a trustee, and any entity in which a trustee’s immediate family member has a material interest.

Pursuant to its charter, our Corporate Governance and Nominating Committee is responsible for reviewing any transactions and arrangements with our trustees and executive officers and making a recommendation to the Board of Trustees concerning such transactions and arrangements. In 2005, the Corporate Governance and Nominating Committee adopted written procedures with respect to general related party transactions, office lease transactions and option exercises for the self-storage properties subject to the option agreement we have with Rising Tide Development. Below is a description of the material features of these procedures, including types of transactions that are covered by them and the standards applied in evaluating transactions and arrangements with trustees and executive officers.

General Related Party Transaction Procedures

The General Related Party Transaction Procedures govern the review of transactions and arrangements in which trustees or executive officers may have a direct or indirect interest that, while not technically requiring approval of the disinterested trustees under our declaration of trust or our corporate governance guidelines, may nonetheless be advisable to be reviewed and approved by the Corporate Governance and Nominating Committee to ensure that related party transactions are properly reviewed and, if necessary, approved first by the Corporate Governance and Nominating

Committee, and if appropriate, a majority of disinterested trustees. The procedures outline: (i) requirements and procedures for trustees and executive officers to report any potential related party transaction to our compliance officer (currently, the Secretary of the Company); (ii) the procedures our compliance officer follows in collecting and submitting to the Chairman of the Corporate Governance and Nominating Committee information regarding potential related party transactions; (iii) the Corporate Governance and Nominating Committee’s process for reviewing and evaluating potential related party transactions; and (iv) the process the disinterested trustees use in reviewing and evaluating a potential related party transaction. The Corporate Governance and Nominating Committee may consult with legal counsel as it considers all of the information compiled by our compliance officer and evaluates material issues raised and factors relating to the transaction. The Corporate Governance and Nominating Committee determines whether it is appropriate and advisable for us to engage in the transaction on the basis of whether the transaction is fair, reasonable and in our best interests, and if so, whether the proposed transaction requires approval by the disinterested members of the Board of Trustees.

Office Lease Procedures

The Office Lease Procedures adopted by the Corporate Governance and Nominating Committee govern the evaluation of corporate office lease agreements with Amsdell and Amsdell, an entity in which Barry L. Amsdell and Robert J. Amsdell each have a 50 percent ownership interest. The entry into a corporate lease agreement with Amsdell and Amsdell requires approval of a majority of the disinterested trustees, which shall be based on whether the transaction is fair, reasonable and in our best interests. The procedures outline: (i) the preliminary actions we must follow prior to entering into a lease agreement with Amsdell and Amsdell, including negotiations by officers who are not affiliated with Robert J. Amsdell and Barry L. Amsdell; (ii) the supporting documentation regarding a lease agreement that must be compiled by such independent officers, (iii) the Corporate Governance and Nominating Committee’s process for evaluating a lease agreement; and (iv) the process the disinterested trustees use in reviewing and evaluating a lease agreement. The disinterested trustees and the Corporate Governance and Nominating Committee may consult with legal counsel in evaluating any lease transaction.

Rising Tide Option Exercise Procedures

The Rising Tide Option Exercise Procedures adopted by the Corporate Governance and Nominating Committee govern the exercise of our operating partnership’s option to purchase self-storage facilities from Rising Tide Development, which is exercisable only after such facilities achieve occupancy levels of at least 85 percent for three consecutive months. The exercise of our operating partnership’s option requires approval of a majority of the disinterested trustees, which shall be based on whether the transaction is fair, reasonable and in our best interests. The procedures outline: (i) the preliminary actions Rising Tide Development must take prior to option exercise, including preparation of a management summary report and a calculation for annualized net operating income; (ii) the preliminary actions we must take prior to option exercise, including review of such pertinent information provided by Rising Tide Development by officers who are not affiliated with Robert J. Amsdell and Barry L. Amsdell; (iii) review of such pertinent information by our independent auditor; (iv) the Corporate Governance and Nominating Committee’s process for evaluating an option exercise; and (v) the process the disinterested trustees use in reviewing and evaluating an option exercise. The disinterested trustees and the Corporate Governance and Nominating Committee may consult with legal counsel in evaluating an option exercise.

TRANSACTIONS WITH RELATED PERSONS

Acquisition of Facilities

In connection with the IPO, we entered into option agreements with Rising Tide Development, a company owned and controlled by Robert J. Amsdell and Barry L. Amsdell to acquire 18 self-storage facilities, consisting, as of December 31, 2006, of 14 facilities owned by Rising Tide Development, one facility which Rising Tide Development has the right to acquire from an unaffiliated third party and three facilities which have since been acquired by us pursuant to the exercise of our options. The options become exercisable with respect to each particular self-storage facility if and when that facility achieves a month-end occupancy level of 85 percent for three consecutive months. None of the remaining self-storage facilities that we have the option to purchase met the occupancy requirement as of

December 31, 2006. The purchase price will be equal to the lower of (i) a price determined by multiplying in-place net operating income at the time of purchase by 12.5 and (ii) the fair market value of the option facility as determined by an appraisal process involving third party appraisers. Our option to acquire these facilities will expire on October 27, 2008. The determination to purchase any of the option facilities will be made by the independent members of our Board of Trustees.

The Company, in accordance with a contract signed on April 3, 2006, acquired nine self-storage facilities from Jernigan Property Group on July 27, 2006 for consideration of approximately $45.3 million. Our President and Chief Executive Officer, Dean Jernigan, serves as President of Jernigan Property Group and has a 20 percent beneficial interest in one self-storage facility partially owned by Jernigan Property Group and related companies and partnerships. Mr. Jernigan has agreed that he will not expand his interest, ownership or activity in the self-storage business. Given Mr. Jernigan’s appointment as a Trustee and the President and Chief Executive Officer of the Company on April 24, 2006, this transaction was subject to review and final approval by a majority of the independent members of our Board of Trustees. Mr. Jernigan has discontinued all involvement in the day-to-day management or operation of the Jernigan Property Group.

Management Services

Effective October 27, 2004, YSI Management LLC, a wholly-owned subsidiary of the operating partnership, entered into a management contract with Rising Tide Development to provide property management services to the option facilities for a fee equal to the greater of 5.35 percent of the gross revenues of each facility or $1,500 per facility per month. Management fees earned by YSI Management LLC, from Rising Tide Development, was approximately $0.5 million for the year ended December 31, 2006. Accounts receivable from Rising Tide Development at December 31, 2006 was approximately $0.6 million and are due from related parties. This amount represents expenses paid on behalf of Rising Tide Development by YSI Management LLC and proceeds from the sale of ancillary items that will be reimbursed under standard business terms.

During 2006, we engaged Amsdell Construction, a company owned by Robert J. Amsdell and by Barry L. Amsdell, from time to time to improve our self-storage facilities. The total payments incurred by us to Amsdell Construction for the year ended December 31, 2006 was approximately $42,000. We discontinued the services of Amsdell Construction in 2006.

Corporate Office Leases

During 2005 and 2006, our operating partnership entered into various office lease agreements with Amsdell and Amsdell. Pursuant to these lease agreements, during 2006 we rented office space from Amsdell and Amsdell at The Parkview Building, a multi-tenant office building of approximately 40,000 square feet located at 6745 Engle Road, an office building of approximately 28,000 square feet located at 6751 Engle Road, and an office building of approximately 28,000 square feet located at 6779 Engle Road. Each of these properties is part of Airport Executive Park, a 50-acre office and flex development located in Cleveland, Ohio, which is owned by Amsdell and Amsdell. Our disinterested trustees approved the terms of, and entry into, each of the office lease agreements by our operating partnership. The table below shows the office space subject to these lease agreements and certain key terms, including the term of each lease agreement, the period for which our operating partnership may extend the term of each lease agreement, and the minimum and maximum rents payable per month during the term.

Office Space	Approximate Square Footage	Term	Period of Extension Option (1)	Fixed Minimum Rent Per Month	Fixed Maximum Rent Per Month
The Parkview Building – 6745 Engle Road; and 6751 Engle Road	21,889	12/31/2014	Five-year	$25,673	$31,205
6745 Engle Road – Suite 100	2,212	12/31/2014	Five-year	$3,051	$3,709
6745 Engle Road – Suite 110	1,731	12/31/2014	Five-year	$2,387	$2,901
6751 Engle Road – Suites C and D	3,000	12/31/2014	Five-year	$3,137	$3,771
6779 Engle Road – Suites G and H	3,500	12/31/2008	Five-year	$3,079	$3,347
6751 Engle Road – Suite 120	1,588	4/30/2007	Three-year	$1,800	$1,900
6779 Engle Road – Suites I and J	3,500	(2)	N/A	$3,700	N/A

(1)	Our operating partnership may extend the lease agreement beyond the termination date by the period set forth in this column at prevailing market rates upon the same terms and conditions contained in each of the lease agreements.

(2)	In June 2006, our operating partnership terminated this lease agreement, which had a month-to-month term.

In addition to monthly lease payments, the office lease agreements provide that our operating partnership reimburse Amsdell and Amsdell for certain maintenance and improvements to the leased office space. The aggregate amount of payments by us to Amsdell and Amsdell under these lease agreements for the year ended December 31, 2006 was approximately $0.6 million. The total amount of lease payments incurred under the six office leases as of December 31, 2006 was approximately $0.5 million.

The total future minimum rental payments under the related party lease agreements entered into as of December 31, 2006 are as follows:

Related Party Amount (Dollars in thousands)
2007	$474
2008	468
2009	453
2010	453
2011	475
2012 and thereafter	1,473
$3,796

Aircraft Lease

The Company chartered an aircraft from Aqua Sun Investments, L.L.C. (“Aqua Sun”), a company owned by Robert J. Amsdell and Barry L. Amsdell. The Company was under contract pursuant to a timesharing agreement to reimburse Aqua Sun at the rate of $1,250 for each hour of use of the aircraft and the payment of certain expenses associated with the use of the aircraft. As described in the paragraph below, effective June 30, 2005 the timesharing agreement was terminated by mutual agreement of the parties thereto and was replaced on July 1, 2005 with a non-exclusive aircraft lease agreement with Aqua Sun (the “Aircraft Lease”). The Company’s disinterested Trustees approved the terms of, and the entry into, the non-exclusive aircraft lease agreement by the operating partnership.

Under the Aircraft Lease with Aqua Sun, the operating partnership may lease for corporate use from time to time an airplane owned by Aqua Sun. Under the terms of the Aircraft Lease, the operating partnership may lease use of the airplane owned by Aqua Sun at an hourly rate of $1,450 per flight hour. Aqua Sun is responsible for various costs associated with operation of the airplane, including insurance, storage and maintenance and repair, but the operating partnership is responsible for fuel costs and the costs of pilots and other cabin personnel required for its use of the airplane. The Aircraft Lease, which was effective as of July 1, 2005, had a one-year term and was terminated on June 30, 2006. The total amounts incurred for such aircraft charters described above by the Company for the year ended December 31, 2006 was approximately $0.1 million.

Registration Rights

Robert J. Amsdell, Barry L. Amsdell, Todd C. Amsdell and the “Amsdell Entities” (as described under the caption “Security Ownership of Certain Beneficial Owners and Management” on page 29 of this proxy statement) that acquired common shares or operating partnership units in the formation transactions which took place at the time of the IPO received certain registration rights. An aggregate of approximately 9.7 million common shares acquired in the formation transactions are subject to a registration rights agreement (including approximately 1.1 million shares issuable upon redemption of approximately 1.1 million operating partnership units issued in the formation transactions). Beginning in October 2005, Robert J. Amsdell, Barry L. Amsdell, Todd C. Amsdell and the Amsdell Entities became entitled to require the Company to register their shares for public sale subject to certain exceptions, limitations and conditions precedent.

In addition, Rising Tide Development received registration rights with respect to the operating partnership units it received in connection with the Company’s acquisition of three option facilities. An aggregate of approximately 0.4 million common shares (which shares are issuable upon redemption of approximately 0.4 million operating partnership units issued in connection with the Company’s option exercises) are subject to a registration rights agreement. Effective January 2006, Rising Tide Development became entitled to require the Company to register approximately 0.2 million of such common shares for public sale subject to certain exceptions, limitations and conditions precedent. Rising Tide Development became entitled to require the Company to register the remaining approximately 0.2 million common shares for public sale, subject to certain exceptions, limitations and conditions precedent, effective March 2006.

In March 2007, we filed a registration statement with the SEC on Form S-3 to fulfill our obligation to register these shares. We expect our fees and expenses in connection with registering these shares to be approximately $54,000.

Other

During the fourth quarter of 2006, we engaged a consultant to assist us in establishing certain development protocols and processes. In connection with that assignment, our outside consultant utilized the services of Dean Jernigan’s son-in-law. Our payments for his son-in-law’s services totaled $4,750 in 2006.

The Company engaged Dunlevy Building Systems Inc., a company owned by John Dunlevy, a brother-in-law of Robert J. Amsdell and Barry L. Amsdell, for construction, zoning consultant and general contractor services at certain of its self-storage facilities. The total payments incurred by the Company to Dunlevy Building Systems Inc. for the year ended December 31, 2006 was approximately $19,000. In June 2006, we discontinued using the services of Dunlevy Building Systems Inc.

OTHER MATTERS

Section 16(a) Beneficial Ownership Reporting Compliance

Section 16(a) of the Exchange Act requires that our executive officers and trustees, and persons who own more than 10 percent of a registered class of our equity securities, file reports of ownership and changes in ownership on Forms 3, 4 and 5 with the SEC and the NYSE. Executive officers, trustees and greater than 10 percent shareholders are required by the SEC to furnish us with copies of all Forms 3, 4 and 5 that they file.

Based solely on our review of the copies of such forms received by us, and/or on written representations from certain reporting persons that they were not required to file a Form 5 for the fiscal year, we believe that our executive officers, trustees and greater than 10 percent shareholders complied with all Section 16(a) filing requirements applicable to them with respect to transactions during 2006.

Other Matters to Come Before the 2007 Annual Meeting

No other matters are to be presented for action at the annual meeting other than as set forth in this proxy statement. If other matters properly come before the meeting, however, the persons named in the accompanying proxy will vote all proxies solicited by this proxy statement as recommended by the Board of Trustees, or, if no recommendation is given, in their own discretion.

Shareholder Proposals and Nominations for the 2008 Annual Meeting

Any shareholder proposal pursuant to Rule 14a-8 of the rules promulgated under the Exchange Act to be considered for inclusion in our proxy materials for the next annual meeting of shareholders must be received at our principal executive offices no later than December 11, 2007.

In addition, any shareholder who wishes to propose a nominee to the Board of Trustees or propose any other business to be considered by the shareholders (other than a shareholder proposal included in our proxy materials pursuant to Rule 14a-8 of the rules promulgated under the Exchange Act) must comply with the advance notice provisions and other requirements of Article II, Section 12 of our bylaws, which are on file with the SEC and may be obtained from the Secretary of U-Store-It Trust upon request. These notice provisions require that nominations of persons for election to the Board of Trustees and the proposal of business to be considered by the shareholders for the 2008 annual meeting must be received no earlier than December 11, 2007 and no later than January 24, 2008.

Householding of Proxy Materials

If you and other residents at your mailing address own common shares in street name, your broker or bank may have sent you a notice that your household will receive only one annual report and proxy statement for each company in which you hold shares through that broker or bank. This practice of sending only one copy of proxy materials is known as “householding.” If you did not respond that you did not want to participate in householding, you were deemed to have consented to the process. If the foregoing procedures apply to you, your broker has sent one copy of our annual report and proxy to your address. You may revoke your consent to householding at any time by sending your name, the name of your brokerage firm and your account number to Householding Department, 51 Mercedes Way, Edgewood, NY 11717 (telephone number: 1-800-542-1061). The revocation of your consent to householding will be effective 30 days following its receipt. In any event, if you did not receive an individual copy of this proxy statement or our annual report, we will send a copy to you if you address your written request to or call U-Store-It Trust, 6745 Engle Road, Suite 300, Cleveland, OH 44130, Attention: Corporate Secretary (telephone number: 1-800-234-4494). If you are receiving multiple copies of our annual report and proxy statement, you can request householding by contacting our Corporate Secretary in the same manner.

* * * *

By Order of the Board of Trustees

KATHLEEN A. WEIGAND

Secretary

Cleveland, Ohio

April 4, 2007

U-STORE-IT TRUST

2007 EQUITY INCENTIVE PLAN

ADOPTED February 20, 2007

APPROVED BY SHAREHOLDERS

Section 1.         Purpose.    This plan shall be known as the “U-Store-It Trust 2007 Equity Incentive Plan” (the “Plan”). The purpose of the Plan is to promote the interests of U-Store-It Trust, a Maryland real estate investment trust (the “Company”), its Subsidiaries and its shareholders by (i) attracting and retaining key officers, employees, and trustees of, and consultants to, the Company and its Subsidiaries and Affiliates; (ii) motivating such individuals by means of performance-related incentives to achieve long-range performance goals; (iii) enabling such individuals to participate in the long-term growth and financial success of the Company; (iv) encouraging ownership of stock in the Company by such individuals; and (v) linking their compensation to the long-term interests of the Company and its shareholders. With respect to any awards granted under the Plan that are intended to comply with the requirements of “performance-based compensation” under Section 162(m) of the Code, the Plan shall be interpreted in a manner consistent with such requirements.

Section 2.        Definitions.

(a)        Rules of Construction.    As used in this Plan: (i) unless otherwise specified, all defined terms in the singular shall have comparable meanings when used in the plural and vice-versa; (ii) all pronouns and any variations thereof shall be deemed to refer to masculine, feminine or neuter, singular or plural, as the identity of the Person or Persons may require; (iii) the words “include,” “includes” and “including” will be deemed to be followed by the phrase “without limitation,” whether or not such phrase is included therein; (iv) unless otherwise specified in the computation of a period of time from a date to a later specified date, the word “from” means “from and including,” and the words “to” and “until” each mean “to but excluding”; and (v) references to all documents, contracts, agreements or instruments shall include any and all supplements and amendments thereto.

(b)        Definitions.    Subject to the provisions of Section 2(a) above, all initially capitalized words and phrases used in this Plan have the following meanings:

“Affiliate” shall mean (i) any entity that, directly or indirectly, is controlled by the Company, (ii) any entity in which the Company has a significant equity interest, (iii) an affiliate of the Company, as defined in Rule 12b-2 promulgated under Section 12 of the Exchange Act, and (iv) any entity in which the Company has at least twenty percent (20%) of the combined voting power of the entity’s outstanding voting securities, including U-Store-It, L.P., a Delaware limited partnership in each case as designated by the Board as being a participating employer in the Plan.

“Award” shall mean any Option, Share Appreciation Right, Restricted Share, Restricted Share Unit, Performance Award, Other Share-Based Award or other award granted under the Plan, whether singly, in combination or in tandem, to a Participant by the Board pursuant to such terms, conditions, restrictions and/or limitations, if any, as the Board may establish or that are required by applicable legal requirements.

“Award Agreement” shall mean any written agreement, contract or other instrument or document evidencing any Award.

“Board” shall mean the Board of Trustees of the Company.

“Cause” shall mean, unless otherwise defined in the applicable Award Agreement, (i) the engaging by the Participant in willful misconduct that is injurious to the Company or its Subsidiaries or Affiliates, or (ii) the embezzlement or misappropriation of funds or property of the Company or its Subsidiaries or Affiliates by the Participant. For purposes of this paragraph, no act, or failure to act, on the Participant’s part shall be considered “willful” unless done, or omitted to be done, by the Participant not in good faith and without reasonable belief that the Participant’s action or omission was in the best interest of the Company. Any determination of Cause for purposes of the Plan or any Award shall be made by the Board in its sole discretion. Any such determination shall be final and binding on a Participant.

“Change in Control” shall mean, unless otherwise defined in the applicable Award Agreement, any of the following events:

(i)        any person or entity, including a “group” as defined in Section 13(d)(3) of the Exchange Act, other than the Company or a wholly-owned subsidiary thereof or any employee benefit plan of the Company or any of its Subsidiaries, becomes the beneficial owner of the Company’s securities having 35% or more of the combined voting power of the then outstanding securities of the Company that may be cast for the election of Trustees of the Company (other than as a result of an issuance of securities initiated by the Company in the ordinary course of business);

(ii)      as the result of, or in connection with, any cash tender or exchange offer, merger or other business combination or contested election, or any combination of the foregoing transactions, less than a majority of the combined voting power of the then outstanding securities of the Company or any successor company or entity entitled to vote generally in the election of the Trustees of the Company or such other corporation or entity after such transaction are held in the aggregate by the holders of the Company’s securities entitled to vote generally in the election of Trustees of the Company immediately prior to such transaction;

(iii)     during any period of two (2) consecutive years, individuals who at the beginning of any such period constitute the Board cease for any reason to constitute at least a majority thereof, unless the election, or the nomination for election by the Company’s shareholders, of each Trustee of the Company first elected during such period was approved by a vote of at least two-thirds (2/3rds) of the Trustees of the Company then still in office who were (a) Trustees of the Company at the beginning of any such period, and (b) not initially (1) appointed or elected to office as result of either an actual or threatened election and/or proxy contest by or on behalf of a Person other than the Board, or (2) designated by a Person who has entered into an agreement with the Company to effect a transaction described in (i) or (ii) above or (iv) or (v) below;

(iv)      a complete liquidation or dissolution of the Company; or

(v)      the sale or other disposition of all or substantially all of the assets of the Company to any Person (other than a transfer to a Subsidiary).

“Code” shall mean the Internal Revenue Code of 1986, as amended from time to time.

“Committee” shall mean the Compensation Committee of the Board, which shall be composed of not less than two Non-Employee Trustees, at least two of whom shall be (i) a “non-employee director” for purposes of Section 16 and Rule 16b-3 promulgated thereunder, and (ii) an Outside Trustee, and each of whom shall be “independent” within the meaning of the listing standards of the New York Stock Exchange.

“Company” shall have the meaning set forth in Section 1 above.

“Consultant” shall mean any consultant to the Company or its Subsidiaries or Affiliates.

“Covered Officer” shall mean at any date (i) any individual who, with respect to the previous taxable year of the Company, was a “covered employee” of the Company within the meaning of Section 162(m); provided, however, that the term “Covered Officer” shall not include any such individual who is designated by the Board, in its discretion, at the time of any Award or at any subsequent time, as reasonably expected not to be such a “covered employee” with respect to the current taxable year of the Company and (ii) any individual who is designated by the Board, in its discretion, at the time of any Award or at any subsequent time, as reasonably expected to be such a “covered employee” with respect to the current taxable year of the Company or with respect to the taxable year of the Company in which any applicable Award will be paid or vested.

“Disability” shall mean, unless otherwise defined in the applicable Award Agreement, a disability that would qualify as a total and permanent disability under the Company’s then current long-term disability plan.

“Employee” shall mean a current or prospective officer or employee of the Company or of any Subsidiary or Affiliate.

“Exchange Act” shall mean the Securities Exchange Act of 1934, as amended from time to time.

“Fair Market Value” with respect to the Shares, shall mean, for purposes of a grant of an Award as of any date, (i) the closing sales price of the Shares on the New York Stock Exchange, or any other exchange on which the shares are traded, on such date, or in the absence of reported sales on such date, the closing sales price on the immediately preceding date on which sales were reported or (ii) in the event there is no public market for the Shares on such date, the fair market value as determined, in good faith, by the Board in its sole discretion.

“Family Member” means a person who is a spouse, former spouse, child, stepchild, grandchild, parent, stepparent, grandparent, niece, nephew, mother-in-law, father-in-law, son-in-law, daughter-in-law, brother, sister, brother-in-law, or sister-in-law, including adoptive relationships, of the grantee, any person sharing the grantee’s household (other than a tenant or employee), a trust in which any one or more of these persons have more than fifty percent (50%) of the beneficial interest, a foundation in which any one or more of these persons (or the grantee) control the management of assets, and any other entity in which one or more of these persons (or the grantee) own more than fifty percent (50%) of the voting interests.

“Incentive Stock Option” shall mean an option to purchase Shares from the Company that is granted under Section 6 of the Plan and that is intended to meet the requirements of Section 422 of the Code or any successor provision thereto.

“Non-Qualified Stock Option” shall mean an option to purchase Shares from the Company that is granted under Section 6 or 10 of the Plan and is not intended to be an Incentive Stock Option.

“Non-Employee Trustee” shall mean a member of the Board who is not an officer or employee of the Company or any Subsidiary or Affiliate.

“Option” shall mean an Incentive Stock Option or a Non-Qualified Stock Option.

“Option Price” shall mean the purchase price payable to purchase one Share upon the exercise of an Option.

“Other Share-Based Award” shall mean any Award granted under Section 9 or 10 of the Plan.

“Outside Trustee” means a Trustee who either (i) is not a current employee of the Company or an “affiliated corporation” (within the meaning of Treasury Regulations promulgated under Section 162(m) of the Code), is not a former employee of the Company or an “affiliated corporation” receiving compensation for prior services (other than benefits under a tax-qualified pension plan), was not an officer of the Company or an “affiliated corporation” at any time and is not currently receiving direct or indirect remuneration from the Company or an “affiliated corporation” for services in any capacity other than as a Trustee; or (ii) is otherwise considered an “outside director” for purposes of Section 162(m) of the Code.

“Participant” shall mean any Employee, Trustee, Consultant or other person who receives an Award under the Plan.

“Performance Award” shall mean any Award granted under Section 8 of the Plan.

“Person” shall mean any individual, corporation, partnership, limited liability company, association, joint-stock company, trust, unincorporated organization, government or political subdivision thereof or other entity.

“Plan” has the meaning set forth in the Section 1 above.

“Restricted Share” shall mean any Share granted under Section 7 or 10 of the Plan.

“Restricted Share Unit” shall mean any unit granted under Section 7 or 10 of the Plan.

“Retirement” shall mean, unless otherwise defined in the applicable Award Agreement, retirement of a Participant from the employ or service of the Company or any of its Subsidiaries or Affiliates in accordance with the terms of the applicable Company retirement plan or, if a Participant is not covered by any such plan, retirement on or after such Participant’s 65th birthday.

“SEC” shall mean the Securities and Exchange Commission or any successor thereto.

“Section 16” shall mean Section 16 of the Exchange Act and the rules promulgated thereunder and any successor provision thereto as in effect from time to time.

“Section 162(m)” shall mean Section 162(m) of the Code and the regulations promulgated thereunder and any successor provision thereto as in effect from time to time.

“Shares” shall mean shares of the common stock, $0.01 par value, of the Company.

“Share Appreciation Right” or “SAR” shall mean a share appreciation right granted under Section 6 or 10 of the Plan that entitles the holder to receive, with respect to each Share encompassed by the exercise of such SAR, the amount determined by the Board and specified in an Award Agreement. In the absence of such a determination, the holder shall be entitled to receive, with respect to each Share encompassed by the exercise of such SAR, the excess of the Fair Market Value on the date of exercise over the Fair Market Value on the date of grant.

“Subsidiary” shall mean any Person (other than the Company) of which a majority of its voting power or its equity securities or equity interest is owned directly or indirectly by the Company.

“Substitute Awards” shall mean Awards granted solely in assumption of, or in substitution for, outstanding awards previously granted by a company acquired by the Company or with which the Company combines.

“Trustee” shall mean a member of the Board.

Section 3.        Administration.

(a)        The Board.    The Board shall have such powers and authorities related to the administration of the Plan as are consistent with the Company’s governing documents and applicable law. The Board shall have full power and authority to take all actions and to make all determinations required or provided for under the Plan, any Award or any Award Agreement, and shall have full power and authority to take all such other actions and make all such other determinations not inconsistent with the specific terms and provisions of the Plan that the Board deems to be necessary or appropriate for the administration of the Plan, any Award or any Award Agreement. All such actions and determinations shall be by the affirmative vote of a majority of the members of the Board present at a meeting or by unanimous consent of the Board executed in writing in accordance with the Company’s governing documents and applicable law. The interpretation and construction by the Board of any provision of the Plan, any Award or any Award Agreement shall be final, binding and conclusive. Notwithstanding any other provision of the Plan, the Board shall not take any action or make any Awards hereunder that could cause the Company to fail to qualify as a real estate investment trust for Federal income tax purposes.

(b)        Delegation to Committee.

(i)        General.    The Board may delegate all or part of the administration of the Plan to the Committee. If administration is delegated to the Committee, the Committee shall have, in connection with the administration of the Plan, the powers theretofore possessed by the Board, including the power to delegate to a subcommittee any of the administrative powers the Committee is authorized to exercise (and references in this Plan to the Board shall thereafter be to the Committee or subcommittee), subject, however, to such resolutions, not inconsistent with the provisions of the Plan, as may be adopted from time to time by the Board. The Board may abolish the Committee at any time and revest in the Board the administration of the Plan.

(ii)        Section 162(m) and Rule 16b-3 Compliance.    The Board or the Committee shall (A) delegate to a committee of two or more members of the Board who are Outside Directors the authority to grant Awards to eligible persons who are either (1) Covered Officers and are expected to be Covered Officers at the time of recognition of income resulting from such Award or (2) persons with respect to whom the Company wishes to comply with Section 162(m) of the Code and/or (B) delegate to a committee of two or more members of the Board who are Non-Employee Directors the authority to grant Stock Awards to eligible persons who are then subject to Section 16 of the Exchange Act. Any grants by any such committee of Awards denominated in Shares (including Options, SARs, Restricted Shares and Restricted Share Units) shall be approved by the Board.

(c)        Subject to the terms of the Plan and applicable law, and in addition to other express powers and authorizations conferred on the Board by the Plan, the Board shall have full power and authority in its discretion to:

(i)        designate Participants;

(ii)       determine the type or types of Awards to be granted to a Participant;

(iii)      determine the number of Shares to be covered by, or with respect to which payments, rights or other matters are to be calculated in connection with Awards;

(iv)      determine the timing, terms, and conditions of any Award;

(v)       accelerate the time at which all or any part of an Award may be settled or exercised;

(vi)      determine whether, to what extent, and under what circumstances, Awards may be settled or exercised in cash, Shares, other securities, other Awards or other property, or canceled, forfeited or suspended and the method or methods by which Awards may be settled, exercised, canceled, forfeited or suspended;

(vii)    determine whether, to what extent, and under what circumstances cash, Shares, other securities, other Awards, other property, and other amounts payable with respect to an Award shall be deferred either automatically or at the election of the holder thereof or of the Board;

(viii)    interpret and administer the Plan and any instrument or agreement relating to, or Award made under, the Plan;

(ix)      except to the extent prohibited by Section 6(b), amend or modify the terms of any Award at or after grant with the consent of the holder of the Award;

(x)       establish, amend, suspend or waive such rules and regulations and appoint such agents as it shall deem appropriate for the proper administration of the Plan; and

(xi)      make any other determination and take any other action that the Board deems necessary or desirable for the administration of the Plan.

The exercise of an Option or receipt of an Award shall be effective only if an Award Agreement shall have been duly executed and delivered on behalf of the Company following the grant of an Award.

(d)    Discretion Binding. Unless otherwise expressly provided in the Plan, all designations, determinations, interpretations, and other decisions under or with respect to the Plan or any Award shall be within the sole discretion of the Board, may be made at any time and shall be final, conclusive, and binding upon all Persons, including the Company, any Subsidiary or Affiliate, any Participant and any holder or beneficiary of any Award.

(e)    Delegation. Subject to the terms of the Plan, the Board may delegate to one or more officers or managers of the Company or of any Subsidiary or Affiliate, or to a committee of such officers or managers, the authority, subject to such terms and limitations as the Board shall determine, to grant Awards to or to cancel, modify or waive rights with respect to, or to alter, discontinue, suspend or terminate Awards held by Participants who are not officers or trustees of the Company for purposes of Section 16 or who are otherwise not subject to such Section.

Section 4.         Shares Available For Awards.

(a)          Shares Available.    Subject to the provisions of Section 4(b), the stock to be subject to Awards under the Plan shall be the Shares of the Company and the maximum number of Shares with respect to which Awards may be granted under the Plan shall be 3,900,000. If, after the effective date of the Plan, any Shares covered by an Award granted under this Plan, or to which such an Award relates, are forfeited, expire unexercised or are canceled, then the Shares covered by such Award, or to which such Award relates, or the number of Shares otherwise counted against the aggregate number of Shares with respect to which Awards may be granted, to the extent of any such reduction, forfeiture, termination, expiration or cancellation, shall again become Shares with respect to which Awards may be granted. Notwithstanding the foregoing and subject to adjustment as provided in Section 4(b), no Participant may receive (i) Options or SARs under the Plan in any calendar year that, taken together, relate to more than 500,000 Shares; and (ii) Restricted Shares or Restricted Share Units under the Plan in any calendar year that, taken together, relate to more than 100,000 Shares.

(b)         Adjustments.    In the event that any dividend or other distribution (whether in the form of cash, Shares, other securities or other property), recapitalization, stock split, reverse stock split, reorganization, merger, consolidation, split-up, spin-off, combination, repurchase or exchange of Shares or other securities of the Company, issuance of warrants or other rights to purchase Shares or other securities of the Company, or other similar corporate transaction or event affects the Shares, then the Board will in an equitable and proportionate manner (and, as applicable, in such manner as is consistent with Sections 422 and 409A of the Code and the regulations thereunder and with Section 162(m)) either: (i) adjust any or all of (1) the aggregate number of Shares or other securities of the Company (or number and kind of other securities or property) with respect to which Awards may be granted under the Plan; (2) the number of Shares or other securities of the Company (or number and kind of other securities or property) subject to outstanding Awards under the Plan, provided that the number of shares subject to any Award shall always be a whole number; (3) the grant or exercise price with respect to any Award under the Plan; and (4) the limits on the number of Shares that may be granted to Participants under the Plan in any calendar year; (ii) provide for an equivalent award in respect of securities of the surviving entity of any merger, consolidation or other transaction or event having a similar effect; or (iii) make provision for a cash payment to the holder of an outstanding Award.

(c)          Substitute Awards.    Any Shares issued by the Company as Substitute Awards in connection with the assumption or substitution of outstanding grants from any acquired corporation shall not reduce the Shares available for Awards under the Plan.

(d)         Sources of Shares Deliverable Under Awards.    Any Shares delivered pursuant to an Award may consist, in whole or in part, of authorized and unissued Shares or of issued Shares which have been reacquired by the Company.

Section 5.        Eligibility.    Any Employee, Trustee or Consultant shall be eligible to be designated a Participant; provided, however, that Non-Employee Trustees shall only be eligible to receive Awards granted consistent with Section 10.

Section 6.        Stock Options And Share Appreciation Rights.

(a)        Grant.    Subject to the provisions of the Plan including, without limitation, Section 3(c) above and other applicable legal requirements, the Board shall have sole and complete authority to determine the Participants to whom Options and SARs shall be granted, the number of Shares subject to each Award, the exercise price and the conditions and limitations applicable to the exercise of each Option and SAR. An Option may be granted with or without a related SAR. A SAR may be granted with or without a related Option. The Board shall have the authority to grant Incentive Stock Options, and to grant Non-Qualified Stock Options. In the case of Incentive Stock Options, the terms and conditions of such grants shall be subject to and comply with Section 422 of the Code, as from time to time amended, and any regulations implementing such statute. A person who has been granted an Option or SAR under this Plan may be granted additional Options or SARs under the Plan if the Board shall so determine; provided, however, that to the extent the aggregate Fair Market Value (determined at the time the Incentive Stock Option is granted) of the Shares with respect to which all Incentive Stock Options are exercisable for the first time by an Employee during any calendar year (under all plans described in

Section 422(d) of the Code of the Employee’s employer corporation and its parent and Subsidiaries) exceeds $100,000, such Options shall be treated as Non-Qualified Stock Options.

(b)        Price.    The Board in its sole discretion shall establish the Option Price at the time each Option is granted. Except in the case of Substitute Awards, the Option Price of an Option may not be less than one hundred percent (100%) of the Fair Market Value of the Shares with respect to which the Option is granted on the date of grant of such Option. Notwithstanding the foregoing and except as permitted by the provisions of Section 4(b) and Section 14, the Board shall not have the power to (i) amend the terms of previously granted Options to reduce the Option Price of such Options, or (ii) cancel such Options and grant substitute Options with a lower Option Price than the cancelled Options. Except with respect to Substitute Awards, SARs may not be granted at a price less than the Fair Market Value of a Share on the date of grant.

(c)        Term.    Subject to the Board’s authority under Section 3(a) and the provisions of Section 6(e), each Option and SAR and all rights and obligations thereunder shall expire on the date determined by the Board and specified in the Award Agreement. The Board shall be under no duty to provide terms of like duration for Options or SARs granted under the Plan. Notwithstanding the foregoing, no Option or SAR shall be exercisable after the expiration of ten (10) years from the date such Option or SAR was granted.

(d)        Exercise.

(i)         Each Option and SAR shall be exercisable at such times and subject to such terms and conditions as the Board may, in its sole discretion, specify in the applicable Award Agreement or thereafter. The Board shall have full and complete authority to determine, subject to Section 6(e), whether an Option or SAR will be exercisable in full at any time or from time to time during the term of the Option or SAR, or to provide for the exercise thereof in such installments, upon the occurrence of such events and at such times during the term of the Option or SAR as the Board may determine.

(ii)        The Board may impose such conditions with respect to the exercise of Options, including without limitation, any relating to the application of federal, state or foreign securities laws or the Code, as it may deem necessary or advisable. The exercise of any Option granted pursuant to this Plan shall be effective only at such time as the sale of Shares pursuant to such exercise will not violate any state or federal securities or other laws.

(iii)       An Option or SAR may be exercised in whole or in part at any time, with respect to whole Shares only, within the period permitted thereunder for the exercise thereof, and shall be exercised by written notice of intent to exercise the Option or SAR, delivered to the Company at its principal office, and payment in full to the Company at the direction of the Board of the amount of the Option Price for the number of Shares with respect to which the Option is then being exercised.

(iv)        Payment of the Option Price shall be made in cash or cash equivalents, or, at the discretion of the Board, (A) by transfer, either actually or by attestation, to the Company of Shares that have been held by the Participant for at least six (6) months (or such lesser period as may be permitted by the Board), valued at the Fair Market Value of such Shares on the date of exercise (or next succeeding trading date, if the date of exercise is not a trading date), together with any applicable withholding taxes, such transfer to be upon such terms and conditions as determined by the Board, or (B) by a combination of such cash (or cash equivalents) and such Shares; provided, however, that the optionee shall not be entitled to tender Shares pursuant to successive, substantially simultaneous exercises of an Option or any other stock option of the Company. Subject to applicable securities laws, an Option may also be exercised by delivering a notice of exercise of the Option and simultaneously selling the Shares thereby acquired, pursuant to a brokerage or similar agreement approved in advance by proper officers of the Company, using the proceeds of such sale as payment of the Option Price, together with any applicable withholding taxes. Until the optionee has been issued the Shares subject to such exercise, he or she shall possess no rights as a shareholder with respect to such Shares.

(v)        At the Board’s discretion, the amount payable as a result of the exercise of an SAR may be settled in cash, Shares or a combination of cash and Shares. A fractional Share shall not be deliverable upon the exercise of a SAR but a cash payment will be made in lieu thereof.

(e)        Ten Percent Stock Rule.    Notwithstanding any other provisions in the Plan, if at the time an Option is otherwise to be granted pursuant to the Plan, the optionee or rights holder owns directly or indirectly (within the meaning of Section 424(d) of the Code) Shares of the Company possessing more than ten percent (10%) of the total combined voting power of all classes of stock of the Company or its parent or Subsidiary or Affiliate corporations (within the meaning of Section 422(b)(6) of the Code), then any Incentive Stock Option to be granted to such optionee or rights holder pursuant to the Plan shall satisfy the requirement of Section 422(c)(5) of the Code, and the Option Price shall be not less than one hundred ten percent (110%) of the Fair Market Value of the Shares of the Company, and such Incentive Stock Option by its terms shall not be exercisable after the expiration of five (5) years from the date such Incentive Stock Option is granted.

Section 7.        Restricted Shares And Restricted Share Units.

(a)        Grant.

(i)        Subject to the provisions of the Plan and other applicable legal requirements, the Board shall have sole and complete authority to determine the Participants to whom Restricted Shares and Restricted Share Units shall be granted, the number of Restricted Shares and/or the number of Restricted Share Units to be granted to each Participant, the duration of the period during which, and the conditions under which, the Restricted Shares and Restricted Share Units may be forfeited to the Company, and the other terms and conditions of such Awards. The Restricted Share and Restricted Share Unit Awards shall be evidenced by Award Agreements in such form as the Board shall from time to time approve, which agreements shall comply with and be subject to the terms and conditions of this Plan and any additional terms and conditions established by the Board that are consistent with the terms of the Plan.

(ii)        Each Restricted Share and Restricted Share Unit Award made under the Plan shall be for such number of Shares as shall be determined by the Board and set forth in the Award Agreement containing the terms of such Restricted Share or Restricted Share Unit Award. Such agreement shall set forth a period of time during which the Participant must remain in the continuous employment of the Company in order for the forfeiture and transfer restrictions to lapse. If the Board so determines, the restrictions may lapse during such restricted period in installments with respect to specified portions of the Shares covered by the Restricted Share or Restricted Share Unit Award. The Award Agreement may also, in the discretion of the Board, set forth performance or other conditions that will subject the Shares to forfeiture and transfer restrictions. The Board may, at its discretion, waive all or any part of the restrictions applicable to any or all outstanding Restricted Share and Restricted Share Unit Awards.

(b)        Delivery of Shares and Transfer Restrictions.    At the time of a Restricted Share Award, a certificate representing the number of Shares awarded thereunder shall be registered in the name of the Participant. Such certificate shall be held by the Company or any custodian appointed by the Company for the account of the Participant subject to the terms and conditions of the Plan, and shall bear such a legend setting forth the restrictions imposed thereon as the Board, in its discretion, may determine. The applicable Award Agreement will specify whether a Participant has the right to receive dividends with respect to the Restricted Shares prior to the lapsing of transfer restrictions. Unless otherwise provided in the applicable Award Agreement, the grantee shall have all other rights of a shareholder with respect to the Restricted Shares, including the right to vote such Shares, subject to the following restrictions: (i) the Participant shall not be entitled to delivery of the stock certificate until the expiration of the restricted period and the fulfillment of any other restrictive conditions set forth in the Award Agreement with respect to such Shares; (ii) none of the Shares may be sold, assigned, transferred, pledged, hypothecated or otherwise encumbered or disposed of during such restricted period or until after the fulfillment of any such other restrictive conditions; and (iii) except as otherwise determined by the Board at or after grant, all of the Shares shall be forfeited and all rights of the Participant to such Shares shall terminate, without further obligation on the part of the Company, unless the grantee remains in the continuous employment of the Company for the entire restricted period in relation to which such Shares were granted and unless any other restrictive conditions relating to the Restricted Share Award are met. Unless otherwise provided in the applicable Award Agreement, any Shares, any other securities of the Company and any other property (except for cash dividends) distributed with respect to the Shares subject to Restricted Share Awards shall be subject to the same restrictions, terms and conditions as such Restricted Shares.

(c)        Termination of Restrictions.    At the end of the restricted period and provided that any other restrictive conditions of the Restricted Share Award are met, or at such earlier time as otherwise determined by the Board, all restrictions set forth in the Award Agreement relating to the Restricted Share Award or in the Plan shall lapse as to the Restricted Shares subject thereto, and a stock certificate for the appropriate number of Shares, free of the restrictions and restricted stock legend, shall be delivered to the Participant or the Participant’s beneficiary or estate, as the case may be.

(d)        Payment of Restricted Share Units.    Each Restricted Share Unit shall have a value equal to the Fair Market Value of a Share. Restricted Share Units shall be paid in cash, Shares, other securities or other property, as determined in the sole discretion of the Board, upon the lapse of the restrictions applicable thereto, or otherwise in accordance with the applicable Award Agreement. The applicable Award Agreement will specify whether a Participant will be entitled to receive dividend rights in respect of Restricted Share Units at the time of any payment of dividends to shareholders on Shares. If the applicable Award Agreement specifies that a Participant will be entitled to receive dividend rights, (i) the amount of any such dividend right shall equal the amount that would be payable to the Participant as a shareholder in respect of a number of Shares equal to the number of Restricted Share Units then credited to the Participant, (ii) any such dividend right shall be paid in accordance with the Company’s payment practices as may be established from time to time and as of the date on which such dividend would have been payable in respect of outstanding Shares, and (iii) the applicable Award Agreement will specify whether dividend equivalents shall be paid in respect of Restricted Share Units that are not yet vested. Except as otherwise determined by the Board at or after grant, Restricted Share Units may not be sold, assigned, transferred, pledged, hypothecated or otherwise encumbered or disposed of, and all Restricted Share Units and all rights of the grantee to such Restricted Share Units shall terminate, without further obligation on the part of the Company, unless the Participant remains in continuous employment of the Company for the entire restricted period in relation to which such Restricted Share Units were granted and unless any other restrictive conditions relating to the Restricted Share Unit Award are met.

Section 8.        Performance Awards.

(a)        Grant.    The Board shall have sole and complete authority to determine the Participants who shall receive a Performance Award, which shall consist of a right that is (i) denominated in cash or Shares (including but not limited to Restricted Shares and Restricted Share Units), (ii) valued, as determined by the Board, in accordance with the achievement of such performance goals during such performance periods as the Board shall establish, and (iii) payable at such time and in such form as the Board shall determine.

(b)        Terms and Conditions.    Subject to the terms of the Plan and any applicable Award Agreement, the Board shall determine the performance goals to be achieved during any performance period, the length of any performance period, the amount of any Performance Award and the amount and kind of any payment or transfer to be made pursuant to any Performance Award, and may amend specific provisions of the Performance Award; provided, however, that such amendment may not adversely affect existing Performance Awards made within a performance period commencing prior to implementation of the amendment.

(c)        Payment of Performance Awards.    Performance Awards may be paid in a lump sum or in installments following the close of the performance period or, in accordance with the procedures established by the Board, on a deferred basis. Termination of employment prior to the end of any performance period, other than for reasons of death or Disability, will result in the forfeiture of the Performance Award, and no payments will be made. A Participant’s rights to any Performance Award may not be sold, assigned, transferred, pledged, hypothecated or otherwise encumbered or disposed of in any manner, except by will or the laws of descent and distribution, and/or except as the Board may determine at or after grant.

Section 9.        Other Share-Based Awards.    The Board shall have the authority to determine the Participants who shall receive an Other Share-Based Award, which shall consist of any right that is (i) not an Award described in Section 6 or Section 7 above and (ii) an Award of Shares or an Award denominated or payable in, valued in whole or in part by reference to, or otherwise based on or related to, Shares (including, without limitation, securities convertible into Shares), as deemed by the Board to be consistent with the purposes of the Plan. Subject to the terms of the Plan and any applicable Award Agreement, the Board shall determine the terms and conditions of any such Other Share-Based Award.

Section 10.    Non-Employee Trustee Awards.    The Board may provide that all or a portion of a Non-Employee Trustee’s annual retainer, meeting fees and/or other awards or compensation as determined by the Board, be payable (either automatically or at the election of a Non-Employee Trustee) in the form of Non-Qualified Stock Options, Restricted Shares, Restricted Share Units and/or Other Share-Based Awards, including unrestricted Shares. The Board shall determine the terms and conditions of any such Awards, including the terms and conditions which shall apply upon a termination of the Non-Employee Trustee’s service as a member of the Board, and shall have full power and authority in its discretion to administer such Awards, subject to the terms of the Plan and applicable law. Subject to applicable legal requirements, the Board may also grant Awards to Non-Employee Trustees pursuant to the terms of the Plan, including any Award described in Section 6, Section 7 or Section 9 above.

Section 11.      Provisions Applicable To Covered Officers And Performance Awards.

(a)        Notwithstanding anything in the Plan to the contrary, unless the Board determines that a Performance Award to be granted to a Covered Officer should not qualify as “performance-based compensation” for purposes of Section 162(m), Performance Awards granted to Covered Officers shall be subject to the terms and provisions of this Section 11. Accordingly, unless otherwise determined by the Board, if any provision of the Plan or any Award Agreement relating to such an Award does not comply or is inconsistent with Section 162(m), such provision shall be construed or deemed amended to the extent necessary to conform to such requirements, and no provision shall be deemed to confer upon the Board discretion to increase the amount of compensation otherwise payable to a Covered Officer in connection with any such Award upon the attainment of the performance criteria established by the Board.

(b)        The Board may grant Performance Awards to Covered Officers based solely upon the attainment of performance targets related to one or more performance goals selected by the Board from among the goals specified below. For the purposes of this Section 11, performance goals shall be limited to one or more of the following Company, Subsidiary, operating unit, business segment or division financial performance measures:

(i)        Funds from Operations or Adjusted Funds from Operations;

(ii)      operating income or profit;

(iii)      operating efficiencies;

(iv)      return on equity, assets, capital, capital employed or investment;

(v)       net income;

(vi)      earnings per share;

(vii)     utilization;

(viii)    gross profit;

(ix)      stock price or total shareholder return;

(x)       net asset growth;

(xi)      debt reduction;

(xii)     strategic business objectives, consisting of one or more objectives based on meeting specified cost targets, business expansion goals and goals relating to acquisitions or divestitures; or

(xiii)    any combination thereof.

Each goal may be expressed on an absolute and/or relative basis, may be based on or otherwise employ comparisons based on internal targets, the past performance of the Company or any Subsidiary, operating unit, business segment or division of the Company and/or the past or current performance of other companies, and in the case of earnings-based measures, may use or employ comparisons relating to capital, shareholders’ equity and/or Shares outstanding, or to assets or net assets. The Board may appropriately adjust any evaluation of performance under criteria set forth in this Section 11(b) to exclude any of the following events that occurs during a performance period: (i) asset write-downs, (ii) litigation or claim judgments or settlements, (iii) the effect of changes in tax law, accounting principles or other such laws or provisions affecting reported results, (iv) accruals for reorganization and restructuring programs and (v) any extraordinary non-recurring items as described in Accounting Principles Board Opinion No. 30 and/or in management’s discussion and analysis of financial condition and results of operations appearing in the Company’s annual report to shareholders for the applicable year.

(c)        With respect to any Covered Officer, the maximum annual number of Shares in respect of which all Performance Awards may be granted under Section 8 of the Plan is 100,000 and the maximum amount of all Performance Awards that are settled in cash and that may be granted under Section 8 of the Plan in any year is $1,500,000.

(d)        To the extent necessary to comply with Section 162(m), with respect to grants of Performance Awards, no later than 90 days following the commencement of each performance period (or such other time as may be required or permitted by Section 162(m) of the Code), the Board shall, in writing, (1) select the performance goal or goals applicable to the performance period, (2) establish the various targets and bonus amounts which may be earned for such performance period, and (3) specify the relationship between performance goals and targets and the amounts to be earned by each Covered Officer for such performance period. Following the completion of each performance period, the Board shall certify in writing whether the applicable performance targets have been achieved and the amounts, if any, payable to Covered Officers for such performance period. In determining the amount earned by a Covered Officer for a given performance period, subject to any applicable Award Agreement, the Board shall have the right to reduce (but not increase) the amount payable at a given level of performance to take into account additional factors that the Board may deem relevant in its sole discretion to the assessment of individual or corporate performance for the performance period.

Section 12.        Termination Of Employment.    The Board shall have the full power and authority to determine the terms and conditions that shall apply to any Award upon a termination of employment with the Company, its Subsidiaries and Affiliates, including a termination by the Company with or without Cause, by a Participant voluntarily, or by reason of death, Disability or Retirement, and may provide such terms and conditions in the Award Agreement or in such rules and regulations as it may prescribe.

Section 13.        Change In Control.    The Board may specify in the applicable Award Agreement at or after grant, or otherwise by resolution prior to a Change in Control, that all or a portion of the outstanding Awards shall vest, become immediately exercisable or payable and have all restrictions lifted upon a Change in Control.

Section 14.        Amendment And Termination.

(a)        Amendments to the Plan.    The Board may amend, alter, suspend, discontinue or terminate the Plan or any portion thereof at any time; provided that no such amendment, alteration, suspension, discontinuation or termination shall be made without shareholder approval if such approval is necessary to comply with any tax or regulatory requirement for which or with which the Board deems it necessary or desirable to comply.

(b)        Amendments to Awards.    Subject to the restrictions of Section 6(b), the Board may waive any conditions or rights under, amend any terms of or alter, suspend, discontinue, cancel or terminate, any Award theretofore granted, prospectively or retroactively; provided that any such waiver, amendment, alteration, suspension, discontinuance, cancellation or termination that would materially and adversely affect the rights of any Participant or any holder or beneficiary of any Award theretofore granted shall not to that extent be effective without the consent of the affected Participant, holder or beneficiary.

(c)        Adjustments of Awards Upon the Occurrence of Certain Unusual or Nonrecurring Events.    The Board is hereby authorized to make equitable and proportionate adjustments in the terms and conditions of, and the criteria included in, Awards in recognition of unusual or nonrecurring events (and shall make such adjustments for events described in Section 4(b)) affecting the Company, any Subsidiary or Affiliate, or the financial statements of the Company or any Subsidiary or Affiliate, or of changes in applicable laws, regulations or accounting principles.

(d)        Section 409A Compliance.    No Award (or modification thereof) shall provide for deferral of compensation that does not comply with Section 409A of the Code unless the Board, at the time of grant, specifically provides that the Award is not intended to comply with Section 409A of the Code. Notwithstanding any provision of this Plan to the contrary, if one or more of the payments or benefits received or to be received by a Participant pursuant to an Award would cause the Participant to incur any additional tax or interest under Section 409A of the Code, the Board may reform such provision to maintain to the maximum extent practicable the original intent of the applicable provision without violating the provisions of Section 409A of the Code.

Section 15.      General Provisions.

(a)        Limited Transferability of Awards.    Except as otherwise provided in the Plan, no Award shall be assigned, alienated, pledged, attached, sold or otherwise transferred or encumbered by a Participant, except by will or the laws of descent and distribution. No transfer of an Award by will or by laws of descent and distribution shall be effective to bind the Company unless the Company shall have been furnished with written notice thereof and an authenticated copy of the will and/or such other evidence as the Board may deem necessary or appropriate to establish the validity of the transfer. If authorized in the applicable Award Agreement, a Participant may transfer, “not for value”, all or part of an Option that is not an Incentive Stock Option to any Family Member. For the purpose of this Section 15(a), a “not for value” transfer is a transfer that is (i) a gift; (ii) a transfer under a domestic relations order in settlement of marital property rights; or (iii) a transfer to an entity in which more than fifty percent (50%) of the voting interests are owned by Family Members (or the Participant) in exchange for an interest in that entity. Following a transfer under this Section 15(a), any such Option shall continue to be subject to the same terms and conditions as were applicable immediately prior to transfer. Subsequent transfers of transferred Options are prohibited except to Family Members of the original Participant in accordance with this Section 15(a) or by will or the laws of descent and distribution. Notwithstanding any transfer permitted by this Section 15(a), such Options shall remain subject to any vesting, forfeiture or other requirements set forth in the Award Agreement.

(b)        Dividend Equivalents.    In the sole and complete discretion of the Board, an Award may provide the Participant with dividends or dividend equivalents, payable in cash, Shares, other securities or other property on a current or deferred basis. All dividend or dividend equivalents which are not paid currently may, at the Board’s discretion, accrue interest, be reinvested into additional Shares, or, in the case of dividends or dividend equivalents credited in connection with Performance Awards, be credited as additional Performance Awards and paid to the Participant if and when, and to the extent that, payment is made pursuant to such Award. The total number of Shares available for grant under Section 4 shall not be reduced to reflect any dividends or dividend equivalents that are reinvested into additional Shares or credited as Performance Awards.

(c)        No Rights to Awards.    No Person shall have any claim to be granted any Award, and there is no obligation for uniformity of treatment of Participants or holders or beneficiaries of Awards. The terms and conditions of Awards need not be the same with respect to each Participant.

(d)        Share Certificates.    All certificates for Shares or other securities of the Company or any Subsidiary or Affiliate delivered under the Plan pursuant to any Award or the exercise thereof shall be subject to such stop transfer orders and other restrictions as the Board may deem advisable under the Plan or the rules, regulations and other requirements of the SEC or any state securities commission or regulatory authority, any stock exchange or other market upon which such Shares or other securities are then listed, and any applicable Federal or state laws, and the Board may cause a legend or legends to be put on any such certificates to make appropriate reference to such restrictions.

(e)        Withholding.    A Participant may be required to pay to the Company or any Subsidiary or Affiliate and the Company or any Subsidiary or Affiliate shall have the right and is hereby authorized to withhold from any Award, from any payment due or transfer made under any Award or under the Plan, or from any compensation or other amount owing to a Participant the amount (in cash, Shares, other securities, other Awards or other property) of any applicable withholding or other tax-related obligations in respect of an Award, its exercise or any other transaction involving an Award, or any payment or transfer under an Award or under the Plan and to take such other action as may be necessary in the opinion of the Company to satisfy all obligations for the payment of such taxes. The Board may provide for additional cash payments to holders of Options to defray or offset any tax arising from the grant, vesting, exercise or payment of any Award.

(f)        Award Agreements.    Each Award shall be evidenced by an Award Agreement that shall be delivered to the Participant and may specify the terms and conditions of the Award and any rules applicable thereto. In the event of a conflict between the terms of the Plan and any Award Agreement, the terms of the Plan shall prevail. The Board shall, subject to applicable law, determine the date an Award is deemed to be granted. The Board or, except to the extent prohibited under applicable law, its delegate(s) may establish the terms of agreements or other documents evidencing Awards under this Plan and may, but need not, require as a condition to any such agreement’s or document’s effectiveness that such agreement or document be executed by the Participant, including by electronic signature or other electronic indication of acceptance, and that such Participant agree to such further terms and conditions as specified in such agreement or document. The grant of an Award under this Plan shall not confer any rights upon the Participant holding such Award other than such terms, and subject to such conditions, as are specified in this Plan as being applicable to such type of Award (or to all Awards) or as are expressly set forth in the agreement or other document evidencing such Award.

(g)        No Limit on Other Compensation Arrangements.    Nothing contained in the Plan shall prevent the Company or any Subsidiary or Affiliate from adopting or continuing in effect other compensation arrangements, which may, but need not, provide for the grant of Options, Restricted Shares, Restricted Share Units, Other Share-Based Awards or other types of Awards.

(h)        No Right to Employment.    The grant of an Award shall not be construed as giving a Participant the right to be retained in the employ of the Company or any Subsidiary or Affiliate. Further, the Company or a Subsidiary or Affiliate may at any time dismiss a Participant from employment, free from any liability or any claim under the Plan, unless otherwise expressly provided in an Award Agreement.

(i)        No Rights as Shareholder.    Subject to the provisions of the Plan and the applicable Award Agreement, no Participant or holder or beneficiary of any Award shall have any rights as a shareholder with respect to any Shares to be distributed under the Plan until such person has become a holder of such Shares. Notwithstanding the foregoing, in connection with each grant of Restricted Shares, the applicable Award Agreement shall specify if and to what extent the Participant shall not be entitled to the rights of a shareholder in respect of such Restricted Shares.

(j)        Governing Law.    The validity, construction and effect of the Plan and any rules and regulations relating to the Plan and any Award Agreement shall be determined in accordance with the laws of the State of Maryland without giving effect to conflicts of laws principles.

(k)        Severability.    If any provision of the Plan or any Award is, or becomes, or is deemed to be invalid, illegal or unenforceable in any jurisdiction or as to any Person or Award, or would disqualify the Plan or any Award under any law deemed applicable by the Board, such provision shall be construed or deemed amended to conform to the applicable laws, or if it cannot be construed or deemed amended without, in the determination of the Board, materially altering the intent of the Plan or the Award, such provision shall be stricken as to such jurisdiction, Person or Award and the remainder of the Plan and any such Award shall remain in full force and effect.

(l)        Other Laws.    The Board may refuse to issue or transfer any Shares or other consideration under an Award if, acting in its sole discretion, it determines that the issuance or transfer of such Shares or such other consideration might violate any applicable law or regulation (including applicable non-U.S. laws or regulations) or entitle the Company to recover the same under Exchange Act Section 16(b), and any payment tendered to the Company by a Participant, other holder or beneficiary in connection with the exercise of such Award shall be promptly refunded to the relevant Participant, holder or beneficiary.

(m)      No Trust or Fund Created.    Neither the Plan nor any Award shall create or be construed to create a trust or separate fund of any kind or a fiduciary relationship between the Company or any Subsidiary or Affiliate and a Participant or any other Person. To the extent that any Person acquires a right to receive payments from the Company or any Subsidiary or Affiliate pursuant to an Award, such right shall be no greater than the right of any unsecured general creditor of the Company or any Subsidiary or Affiliate.

              (n)        No Fractional Shares.    No fractional Shares shall be issued or delivered pursuant to the Plan or any Award, and the Board shall determine whether cash, other securities or other property shall be paid or transferred in lieu of any fractional Shares or whether such fractional Shares or any rights thereto shall be canceled, terminated or otherwise eliminated.

              (o)        Headings.    Headings are given to the sections and subsections of the Plan solely as a convenience to facilitate reference. Such headings shall not be deemed in any way material or relevant to the construction or interpretation of the Plan or any provision thereof.

Section 16.        Term Of The Plan.

              (a)        Effective Date.    The Plan shall be effective as of May 8, 2007, provided it has been approved by the Board and by the Company’s shareholders.

              (b)        Expiration Date.    No new Awards shall be granted under the Plan after the tenth anniversary of the Effective Date. Unless otherwise expressly provided in the Plan or in an applicable Award Agreement, any Award may, and the authority of the Board or the Board to amend, alter, adjust, suspend, discontinue or terminate any such Award or to waive any conditions or rights under any such Award shall, continue after the tenth anniversary of the Effective Date.

PROXY	PROXY

U-STORE-IT TRUST

Proxy for the Annual Meeting of Shareholders to be Held on May 8, 2007

THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF TRUSTEES

The undersigned hereby appoints Dean Jernigan, Christopher P. Marr and Kathleen A. Weigand, and each of them, as attorney-in-fact and proxy with full power of substitution to represent the undersigned and to vote all of the Common Shares of the Company, held of record by the undersigned on March 26, 2007, at the Annual Meeting of Shareholders to be held at the Renaissance Cleveland Hotel, 24 Public Square, Cleveland, Ohio 44113 at 8:00 a.m. (Eastern Daylight Savings time) on May 8, 2007 and at any adjournment or postponement thereof. Said attorney-in-fact and proxy is instructed to vote as directed on the reverse side.

The undersigned acknowledges receipt of the accompanying Notice of Annual Meeting of Shareholders and Proxy Statement.

(CONTINUED AND TO BE SIGNED ON REVERSE SIDE)

Ù FOLD AND DETACH HERE IF YOU ARE RETURNING YOUR VOTED PROXY BY MAIL Ù

U-STORE-IT TRUST

PLEASE MARK VOTE IN OVAL IN THE FOLLOWING MANNER USING DARK INK ONLY.    ☐

	FOR ALL	WITHHOLD ALL	FOR ALL EXCEPT

If this proxy card is properly executed and returned to the Company, the attorney-in-fact and proxy will vote all of the undersigned’s shares entitled to vote on the matters hereon as directed hereon or, where no direction is indicated, the undersigned’s vote will be cast FOR each of the matters hereon.

The attorney-in-fact and proxy will vote such shares as recommended by the Board of Trustees, or, if no recommendation is given, in his own discretion, with regard to any other matters as may properly come before the meeting, including any proposal to adjourn or postpone the meeting.

MARK HERE FOR ADDRESS CHANGE AND NOTE AT LEFT    ☐

Date: ____________________

________________________________________________________________

________________________________________________________________

Signature(s)

Please sign exactly as name appears on this proxy card and date. Where shares are held jointly, both holders should sign. When signing as attorney, executor, administrator, trustee or guardian, please give full title as such. If a corporation, please sign in full corporate name by President or other authorized officer. If a partnership, please sign in partnership name by authorized person.

1. Election of Trustees.	☐	☐	☐
Nominees: (01) Thomas A. Commes, (02) John C. (Jack) Dannemiller, (03) William M. Diefenderfer III, (04) Harold S. Haller, (05) Dean Jernigan, (06) Marianne M. Keler, and (07) David J. LaRue
___________________________________ TO WITHHOLD AUTHORITY TO VOTE FOR ONE OR MORE OF SUCH NOMINEES, WRITE SUCH NOMINEE’S NAME(S) ON THE LINE ABOVE.
	FOR	AGAINST	ABSTAIN
2. Approval of the U-Store-It Trust 2007 Equity Incentive Plan	☐	☐	☐

Ù FOLD AND DETACH HERE Ù

YOUR VOTE IS IMPORTANT.

SHAREHOLDERS ARE URGED TO COMPLETE, DATE AND SIGN THIS PROXY CARD AND RETURN IT

PROMPTLY IN THE PREPAID ENVELOPE PROVIDED. SHAREHOLDERS WHO ARE PRESENT AT THE

MEETING MAY WITHDRAW THEIR PROXY AND VOTE IN PERSON IF THEY SO DESIRE.